Exhibit 10.1

LEASE
between
KBSIII CROSSPOINT AT VALLEY FORGE TRUST, as Landlord
and
RADIUS HEALTH, INC., as Tenant

550 E. Swedesford Road
Wayne, Pennsylvania

June 28, 2017

(i)

TABLE OF CONTENTS

TABLE OF CONTENTS1
LEASE2
article 1GRANT    2
article 2TERM    3
article 3COMPLETION AND OCCUPANCY OF THE PREMISES    4
article 4RENT AND SECURITY    6
article 5ADDITIONAL RENT FOR ESCALATIONS IN REAL ESTATE TAXES AND OPERATING EXPENSES    8
article 6SERVICES AND UTILITIES    16
article 7CONDUCT OF BUSINESS BY TENANT; SIGNS; RIGHT TO RELOCATE        20
article 8ALTERATIONS AND IMPROVEMENTS    23
article 9INSURANCE    25
article 10CASUALTY    28
article 11CONDEMNATION    30
article 12ASSIGNMENT AND SUBLETTING    31
article 13DEFAULTS AND REMEDIES    34
article 14SUBORDINATION; ATTORNMENT AND RIGHTS OF MORTGAGE HOLDERS        41
article 15NOTICES    43
article 16MISCELLANEOUS    44
article 17OPTION TO EXTEND    49
ARTICLE 18 FURNITURE……………………………………………………………….....50

LEASE

This Lease is made and entered into as of June 28, 2017, by and between KBSIII CROSSPOINT AT VALLEY FORGE TRUST, a Delaware Statutory Trust, having an address at c/o KBS Capital Advisors, LLC, 590 Madison Avenue, 26th Floor, New York, New York 10022, Attention: Shannon W. Hill, Senior Vice President (the "Landlord") and RADIUS HEALTH, INC., a Delaware corporation, having an address at 950 Winter Street, Waltham, Massachusetts 02451 (the "Tenant").
article 1GRANT
1.1    Premises. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant and Tenant accepts from Landlord, certain space shown on Exhibit A attached hereto and made a part hereof, containing 2,404 rentable square feet in area and commonly known as Suite #225 (the "Premises"), situated on the second (2nd) floor of the office building located at 550 E. Swedesford Road, Wayne, Pennsylvania (the "Building") located in, and comprising Unit C of the condominium known as Valley Forge Office Center, a Condominium (the "Condominium"). The Condominium was established by the Declaration (as defined in Exhibit B) (the "Declaration"). The Premises, Building, the "Building Common Areas" (defined below) and the land upon which the same are located, which is legally described in Exhibit B (the "Land"), together with all other improvements thereon and thereunder are collectively referred to as the "Property."
1.2    Common Areas.
1.2.1    The "Common Areas" shall consist of elements located in the Building and the Condominium, including, but not limited to, the following:
(a)    At the Building: hallways, lobbies, stairways, elevators, pedestrian sidewalks, landscaped areas, loading areas, roadways, parking areas, rights of way, walking and jogging paths, if any, and Building amenities, if any.
(b)    At the Condominium: surface parking areas, pedestrian sidewalks, roadways and rights of way for ingress to, and egress from, the Premises, and any other facilities or amenities at the Condominium in which Landlord has an interest.
1.2.2    Use of Common Areas. Landlord hereby grants to Tenant during the term of this Lease, a license to use, in common with the others entitled to such use, those Common Areas (as they may from time to time exist) designated by Landlord or the Valley Forge Office Center Condominium Association, Inc. (the "Association") from time to time for the general, non-exclusive use and convenience of Building tenants and others, subject to the rights of the Condominium owners to the exclusive use of certain "Limited Common

Elements" (as defined in the Declaration) and such rights, powers and privileges as are reserved to Landlord in this Lease and as are reserved to the Landlord and others in the Declaration. As used in this Lease, the term "Building Common Areas" shall mean those Common Areas described in Subsection 1.2.1(a) above, that are designated for Tenant's use hereunder; and the term "Condominium Common Areas" shall mean those Common Areas described in Subsection 1.2.1(b) above that are designated for Tenant's use hereunder.
1.3    Parking. During the Term (hereinafter defined) of this Lease, Tenant shall be entitled to use the parking facilities at the Property in common with other Building tenants, but such right shall be limited to nine (9) unreserved parking spaces. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord may designate parking facilities at the Property for the handicapped, visitors to the Building and for use by other tenants, and the Association may designate parking facilities at the Condominium for the handicapped, visitors to the Building, for Tenant and for other tenants. Landlord reserves the right to relocate parking spaces and recapture portions of the parking facilities at any time and from time to time for necessary maintenance and repairs and as may be required by mechanical, structural or code-related matters. Landlord may install signage or implement a pass or sticker system to control parking use, and may employ valet parking to meet the requirements of this Section. To the extent applicable to Tenant's use of the parking spaces, the provisions of this Lease shall apply, including rules and regulations of general applicability from time to time promulgated by Landlord.
ARTICLE 2    TERM
2.1    Lease Term.
2.1.1    Commencement Date; Term. The Premises are leased for a term (the "Initial Term") to commence on the "Commencement Date" (as such term is defined in Section 3.1.2 hereof) and shall end on the date (the "Expiration Date") that is the last day of the calendar month during which the day preceding the five (5) year, three (3) month anniversary of the Commencement Date occurs, unless sooner terminated as herein provided. If Tenant exercises its option to extend the term pursuant to Article 17 hereof, the Expiration Date shall be extended in accordance with Article 17 hereof (the "Initial Term" hereof, and as so extended, the "Term"). If Landlord gives and Tenant accepts possession prior to the Commencement Date, such occupancy shall be subject to all the terms and conditions of this Lease and rent and other charges shall be prorated to the date that Tenant takes possession of the Premises.
2.1.2    Lease Year Defined. The first "Lease Year" shall begin on the Commencement Date and shall end on the last day of the twelfth (12th) full calendar month following the Commencement Date. Each Lease Year thereafter shall consist of twelve (12) consecutive calendar months following the end of the immediately preceding Lease Year.

2.2    Holding Over. In the event that Tenant retains occupancy of the Premises, or any part thereof, after the end of the Term, Tenant's occupancy of the Premises shall be as a tenant at will terminable at any time by Landlord. Tenant’s occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that Tenant shall pay Landlord rent for such time as Tenant remains in possession of the Premises at the rate equal to the higher of (a) two hundred percent (200%) of the Annual Base Rent payable during the last month of the Lease Term, or (b) one hundred twenty-five percent (125%) of the then market-rate for the Premises, plus all Additional Rent and other sums due under this Lease. In addition, Tenant shall pay Landlord for all damages sustained by reason of Tenant's retention of possession of the Premises after the end of the Term (including, without limitation, any damages suffered or incurred by Landlord as a result of Landlord’s failure or inability to deliver possession of the Premises to any succeeding tenant solely by reason of Tenant’s holding over, provided that such damages shall be limited to actual and direct damages suffered by Landlord for the first thirty (30) days of such holdover period, and after the first thirty (30) days of such holdover period has ended, Tenant shall also be liable to Landlord for any consequential damages suffered by Landlord by reason of Tenant’s holding over). Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant shall constitute an Event of Default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of an Event of Default by Tenant. The provisions hereof do not limit or restrict Landlord's rights or remedies under this Lease in the event of any holding over by Tenant.
ARTICLE 3    COMPLETION AND OCCUPANCY OF THE PREMISES
3.1    Delivery of the Premises.
3.1.1    Leasehold Improvements. Landlord agrees to construct the Tenant's leasehold improvements and installations (the "Leasehold Improvements") in accordance with the Workletter (“Workletter”) annexed hereto as Exhibit C. Landlord shall "Substantially Complete" (as such term is defined in the Workletter) the Leasehold Improvements in accordance with the Plans (as such term is defined in the Workletter) and shall deliver possession of the Premises to Tenant subject to the terms and conditions of this Article 3. Landlord's obligation to construct the Leasehold Improvements shall not require Landlord to incur overtime costs or expenses nor the construction of any Specialty Work (as such term is hereinafter defined) for Tenant.
"Specialty Work" is defined herein as Tenant's requests for changes in the Plans, or for the inclusion of materials or installations in the construction of the Leasehold Improvements other than building standard items or items with delivery requirements that may have the effect of delaying the Substantial Completion of the Leasehold Improvements beyond the anticipated Commencement Date.

3.1.2    The term of this Lease and the obligations of the parties hereto shall commence on the date (hereinafter referred to as the "Commencement Date") which shall be the earliest to occur of (a) the date Tenant commences the normal operation of its business in all or any portion of the Premises; (b) the date that the Leasehold Improvements have been "Substantially Completed" (as such term is defined in Workletter). Provided Tenant complies with the deadlines and terms and conditions set forth in the Workletter, and subject to any delays caused by any Tenant Delay (as such term is defined in the Workletter) or Force Majeure Delay (as such term is defined in the Workletter) it is estimated that the Commencement Date shall occur on August 1, 2017 (the “Target Date”).
3.2    Delayed Delivery.
3.2.1    Delay in Substantial Completion. If Landlord shall be unable to Substantially Complete the Leasehold Improvements and deliver possession of the Premises to Tenant on or before any anticipated Commencement Date by reason of the fact that work required to be done by Landlord hereunder has not been Substantially Completed by that date, then, except as may be otherwise expressly provided below, Landlord shall not be subject to any penalty, claim or liability nor shall the validity of this Lease or the obligations of Tenant hereunder be in any way affected.
3.2.2    Notwithstanding the foregoing, if Landlord fails to Substantially Complete the Leasehold Improvements within thirty (30) days after the Target Date (the “Initial Outside Date”), which Initial Outside Date shall be extended by one (1) additional day for each day of delay in the occurrence of the Commencement Date which can be attributed to Tenant Delay or Force Majeure Delay, then, as Tenant’s sole and exclusive remedy under this Lease or otherwise, Tenant shall be entitled to one (1) day of abated Base Rent for each day of delay beyond the Initial Outside Date (as such date and deadline may be so extended as hereinabove provided) that the Leasehold Improvements have not been Substantially Completed until the date the Leasehold Improvements are Substantially Completed. Tenant herein acknowledges and agrees that prior to the Initial Outside Date (as such date and deadline may be so extended as hereinabove provided), Tenant shall not have any remedy or recourse whatsoever against Landlord, under this Lease or otherwise, if the Leasehold Improvements have not been Substantially Completed by any particular date, and if the Leasehold Improvements have not been Substantially Completed as herein provided by the Initial Outside Date (as such date and deadline may be so extended as hereinabove provided) then Tenant’s sole and exclusive remedy under this Lease or otherwise shall be as expressly provided hereinabove and such failure shall not impose any liability upon Landlord by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise.

     3.2.3 In addition, if the Leasehold Improvements have not been Substantially Completed within one hundred twenty (120) days after the Target Date (the “Second Outside Date”), which Second Outside Date shall be extended by one (1) additional day for each day of delay in the Substantial Completion of the Leasehold Improvements which can be attributed to Tenant Delay, then, as Tenant’s sole and exclusive remedy under this Lease or otherwise, Tenant may terminate this Lease upon providing twenty (20) days written notice to Landlord given no later than ten (10) days after the Second Outside Date, with time being of the essence, unless the Leasehold Improvements are actually Substantially Completed within such twenty (20) day period, in which event Tenant’s termination of this Lease shall be deemed nullified and rescinded and shall not be effective or applicable hereunder. Tenant’s rights as set forth in this paragraph shall be Tenant’s sole and exclusive remedy under this Lease or otherwise for the failure of the Leasehold Improvements to have been Substantially Completed by the Second Outside Date and such failure shall not impose any liability upon Landlord by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise.
3.3    [Intentionally omitted.]
3.4    Confirmatory Amendments. When the Commencement Date, Rent Commencement Date (as such term is hereinafter defined) and Expiration Date hereof have been determined in accordance with the provisions set forth in this Lease, the parties hereto shall execute a document in recordable form (at Landlord’s sole option), setting forth said dates and said document shall be deemed a supplement to and part of this Lease. The parties hereto agree to execute such confirmatory document not later than fifteen (15) days following the Commencement Date.
ARTICLE 4        RENT AND SECURITY
4.1    Annual Base Rent.
4.1.1    Schedule of Monthly Rent Payments. Commencing on the date (the “Rent Commencement Date”) that is ninety (90) calendar days following the Commencement Date and continuing throughout the Term, Tenant shall pay to or upon the order of Landlord an annual rental (the "Annual Base Rent") as set forth below which shall be payable in consecutive monthly installments on or before the first day of each calendar month in advance in the monthly amount set forth below:

Period	Annual Base Rent	Annual Base Rent per Rentable Square Foot	Monthly Base Rent
Lease Year 1	$87,746.00	$36.50	$7,312.17
Lease Year 2	$89,933.64	$37.41	$7,494.47
Lease Year 3	$92,193.40	$38.35	$7,682.78
Lease Year 4	$94,501.24	$39.31	$7,875.10
Lease Year 5	$96,857.16	$40.29	$8,071.43
Lease Year 6	$99,285.20	$41.30	$8,273.77
4.1.2    Manner of Payment. All payments of rent shall be made without demand, deduction, counterclaim, set off, discount or abatement in lawful money of the United States of America. If the Commencement Date and/or the Rent Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the monthly installment of Annual Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30)-day month and such partial month Annual Base Rent payment shall not be abated hereunder and in the case of a partial month during which the Rent Commencement Date occurs such payment shall be due and payable by Tenant to Landlord on the Rent Commencement Date. Notwithstanding anything to the contrary contained herein, Tenant shall cause payment of the first full monthly installment of Annual Base Rent to be paid to Landlord to be concurrent with the execution of this Lease.
4.2    Additional Rent. Tenant shall pay to Landlord all charges and other amounts required under this Lease and the same shall constitute additional rent hereunder (herein called "Additional Rent"), including, without limitation, any sums due resulting from the provisions of Article 5 hereof. All such amounts and charges shall be payable to Landlord in accordance with Section 4.3 hereof. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Annual Base Rent. The term "Rent" as used in this Lease shall mean the Annual Base Rent and the Additional Rent.
4.3    Place of Payment. The Annual Base Rent and all other sums payable to Landlord under this Lease shall be paid to Landlord at the following address:

KBSIII CrossPoint at Valley Forge Trust
CL 500054
PO Box 5007
Merrifield, VA 22116-5007
, or at such other place as Landlord shall designate in writing to Tenant from time to time.
4.4    Terms of Payment. Tenant shall pay to Landlord all Annual Base Rent as provided in Section 4.1 above and Tenant shall pay all Additional Rent payable under Article 5 and Article 6 on the terms provided therein. Except as provided in the immediately preceding sentence and as may otherwise be expressly provided by the terms of this Lease, Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord in accordance with the terms of this Lease for Tenant's account; and (b) all other sums of money accruing from Tenant to Landlord in accordance with the terms of this Lease.
4.5    Late Charges. If Tenant shall fail to pay any Rent within five (5) days after the date same is due and payable or if any check received by Landlord from Tenant shall be dishonored, Tenant agrees that Landlord's actual damages resulting therefrom are difficult to fix or ascertain. As a result, Tenant shall pay to Landlord (a) an administrative fee equal to five percent (5%) per month on the amount due, and (b) interest on the amount due from its due date until paid at the lesser of eighteen percent (18%) per annum or the maximum legal rate that Landlord may charge Tenant. Such charges shall be paid to Landlord together with such unpaid amounts as an administrative fee to compensate Landlord for administrative expenses and its cost of funds.
4.6    [Intentionally omitted.]
4.7    [Intentionally omitted.]
4.8    Independence of Covenants. Landlord's and Tenant's covenants herein are independent and, without limiting the generality of the foregoing, Tenant acknowledges that its covenant to pay Base Rent and Additional Rent hereunder is independent of Landlord's obligations hereunder, and that in the event that Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any Base Rent or Additional Rent due hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to bring an independent legal action against Landlord.
ARTICLE 5    ADDITIONAL RENT FOR ESCALATIONS IN REAL ESTATE TAXES AND OPERATING EXPENSES
5.1    Definitions. Annual Base Rent does not anticipate any increase in the amount of taxes on the Property, or in the cost of the operation and maintenance thereof. In order that the Rent payable hereunder shall reflect any such increases, Tenant agrees to pay as Additional Rent, an amount calculated as hereinafter set forth. For purposes of this Article 5, the following definitions shall apply:
"Tax Year": Each calendar year occurring during the Term.
"Base Tax Year": Calendar year 2017.
"Base Taxes": The amount of Taxes payable with respect to the Property during the Base Tax Year, giving full effect to any revaluation.
"Tax Increases": Attributable to a Tax Year, shall mean the excess, if any, of the Taxes payable during such Tax Year over the Base Taxes.

"Taxes": All taxes, assessments and charges of every kind and nature levied, assessed or imposed at any time by any governmental authority upon or against the Property or any improvements, fixtures and equipment of Landlord used in the operation thereof whether such taxes and assessments are general or special, ordinary or extraordinary, foreseen or unforeseen in respect of each Tax Year falling wholly or partially within the Term. Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for all governmental services or purported benefits to the Property, service payments in lieu of taxes, all business privilege taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the Commonwealth of Pennsylvania, or any political subdivision, public corporation, district or other political or public entity, including legal fees, experts' and other witnesses' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes (including, without limitation, any municipal income tax) and any license fees, tax measured or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Building, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include: (a) franchise, transfer, gift, excise, capital stock, estate, succession and inheritance taxes, and federal and state income taxes measured by the net income of Landlord from all sources, unless due to a change in the method of taxation such tax is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other Tax that would constitute a Tax; or (b) penalties or interest for late payment of Taxes.
"Base Expense Year": The calendar year 2017.
"Expense Year": The first and full calendar year following the Base Expense Year and each calendar year thereafter.
"Base Expenses": The Operating Expenses for the Base Expense Year equitably adjusted to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Building had been occupied during the Base Expense Year if there is less than ninety-five percent (95%) occupancy in the Base Expense Year. Only those component expenses that are affected by variation in occupancy levels shall be "grossed-up." For purposes of determining Tenant's Share of Expense Increases, the Base Expenses shall be deemed to have been incurred by Landlord during the Base Expense Year.
"Expense Increases": Attributable to an Expense Year, shall mean the excess, if any, of the Operating Expenses paid or incurred during such Expense Year equitably adjusted, if less than ninety-five percent (95%) occupancy, to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Building had been occupied during the Expense Year over the Base Expenses. Only those component expenses that are affected by variation in occupancy levels shall be "grossed-up".
"Operating Expenses": All costs and expenses (and taxes, if any, thereon) paid or incurred on behalf of Landlord (whether directly or through independent contractors) in connection with the ownership, management, operation, maintenance and repair of the Building and Common Areas (including any sales or other taxes thereon) during the Term as a first class office building, including, without limitation:
(a)    supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons to the extent engaged in the operation, maintenance, security, cleaning and repair of the Property at or below the level of building manager (including the amount of any taxes, social security taxes, unemployment insurance contributions, union benefits) and any on-site employees of Landlord's property management agent;
(b)    the maintenance, repair and replacement of building systems, including heating, ventilating, air conditioning, plumbing, electrical, mechanical, sewer, fire detection, sprinkler, life safety and security systems, telecommunications facilities, elevators and escalators, exterior windows and doors, tenant directories, emergency generator, and other equipment used in common by, or for the benefit of, occupants of the Building including such repairs and replacements as may be necessary to maintain the same in proper working order and in compliance with all applicable laws and industry performance standards;
(c)    charges of contractors for services and facilities otherwise includable in Operating Expenses, including security, trash removal, cleaning, janitorial, window washing, snow and ice removal, exterior and interior landscaping, the maintenance and repair of the parking facilities, roadways and light poles;
(d)    the cost of utility services for the Property, including, without limitation, water, sanitary sewer, electricity, gas, fuel oil, steam, chilled water; but excluding electricity supplied to the Premises and billed to Tenant pursuant to Section 5.4 and electricity used by other tenants of the Building within their leased space and billed directly to such tenants;
(e)    the premiums for fire, extended coverage, loss of rents, boiler, machinery, sprinkler, public liability, property damage, earthquake, flood, and other insurance relative to the Property and the operation and maintenance thereof (including the fitness center described below) and unreimbursed costs incurred by Landlord that are subject to an insurance deductible;
(f)    the operation and maintenance of the Building's amenities such as a cafeteria (or other food service facility), fitness center and conference center, if any, including, without limitation, the cost of utilities, repairs and insurance with respect to such amenities;
(g)    the cost of capital items incurred with respect to the ownership, operation, maintenance and repair of the Property for repairs, alterations, installations, improvements and additions amortized over the reasonable life of the capital items as determined in the reasonable judgment of Landlord's accountant in accordance with real estate accounting principles consistently applied together with interest at the greater of twelve percent (12%) per annum or Landlord's borrowing rate for such capital items on the unamortized balance of the cost of the capital item and the installation thereof [that are made to the Property by Landlord in order to: (i) maintain the Building and Building systems in proper working order and in compliance with applicable laws and performance standards, (ii) reduce (or avoid an increase in) operation or maintenance expenses with respect to the Property, (iii) comply with laws, regulations or orders of any governmental or quasi-governmental authority, agency or department which were enacted or became effective after the date hereof, or (iv) comply with the requirements of Landlord's insurers];
(h)    office costs of administration; legal and accounting fees and other expenses of maintaining and auditing Property accounting records and preparing Landlord's Statements (hereinafter defined);
(i)    fees for management services whether rendered by Landlord (or affiliate) or a third party property manager in an amount not to exceed the rate of five percent (5%) of Rents charged to Building tenants; and
(j)    Condominium "Common Expenses" (as defined in the Declaration) allocated to the Building pursuant to the Declaration.
Operating Expenses shall not include: (1) utility expenses that are separately metered for any individual tenant in the Building; (2) any expense for which Landlord is reimbursed by a specific tenant by reason of a special agreement or requirement of the occupancy of the Building by such tenant; (3) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants for which Landlord is directly reimbursed by such tenant or tenants; (4) all costs, fees and disbursements relating to activities for the solicitation, negotiation and execution of leases for space in the Building (including but not limited to advertising costs, leasing commissions and attorneys' fees therefor); (5) the costs of alterations to, or the decorating or the redecorating of, space in the Building leased to other tenants; (6) except as stated in subparagraph (h) of the definition of Operating Expenses, the costs associated with the operation of the business of the ownership or entity which constitutes "Landlord", including costs of selling, syndicating, financing or mortgaging any of Landlord's interest in the Property; (7) rentals payable under any ground or underlying lease, if any; (8) depreciation, interest and principal payments on mortgages and other debt costs, if any; (9) repairs or other work required due to fire or other casualty to the extent of insurance proceeds actually received by Landlord; (10) costs to correct any defects in the original construction of the Building; (11)

capital expenses for items that are not included in the definition of "Operating Expenses;" (12) payments to affiliates of Landlord (excluding property management fees) but only to the extent that they exceed market charges; (13) any item for which Landlord is actually compensated through proceeds of insurance; (14)    attorney's fees and disbursements incurred (i) in connection with any mortgaging, financing, refinancing, sale, or entering into or extending or modifying any ground or underlying lease, or (ii) the resolution of disputes with other tenants or occupants of the Building unless legal fees for enforcement of space leases or other use agreements affects Tenant's or any other tenant's use or occupancy or enjoyment of the Building, the Premises or the space occupied by such other tenant; (15) any item for which Landlord is actually compensated through warranties or is actually compensated for by tenants (excluding, however, any reimbursement pursuant to additional rent or rent escalation provisions in the nature of this Section 5.1); (16) any cost incurred by Landlord, to the extent Landlord is entitled to specific reimbursement therefor by Tenant or any tenant or other occupant of the Building (excluding, however, any reimbursement from Tenant or any tenant pursuant to additional rent or rent escalation provisions in the nature of this Section 5.1); (17)    leasehold improvements made for tenants of the Building or made in order to prepare for occupancy by a new tenant and work concessions or allowances given to tenants; (18) the amount of any fine or penalty paid by Landlord due to Landlord’s violation of any legal requirement; (19) costs incurred by Landlord to the extent resulting from Landlord’s breach of a lease in the Building; (20) rent concessions and take-over allowances paid to other tenants; (21)    except as expressly provided for in this Lease, depreciation of the Building and equipment located therein; (22) the cost of works of art of the quality and nature of fine art as opposed to decorative artwork customarily found in first-class office buildings; (23) the cost of removing, encapsulating or otherwise abating from or in the Building any asbestos or other asbestos containing material or other hazardous material; (24) the cost of performing work or furnishing services for any tenant at Landlord’s expense, and not at such tenant's expense, to the extent that such work or service is in excess of any work or service Landlord is obligated to furnish to or for Tenant at Landlord’s expense; (25) expenses in connection with services or other benefits provided to other tenants that are not provided to Tenant; (26) Taxes; (27) franchise, mortgage, gross receipts, personal properly, income, transfer, gains inheritance, sales, estate and gift taxes imposed on Landlord; (28) auditing fees, other than reasonably those incurred in connection with the maintenance and operation of the Building or in connection with the preparation of any statements required pursuant to the provisions of this Lease and any other leases or use agreements; (29) Landlord's general overhead and any other expenses not directly attributable to the operation and management of the Building and the Property (e.g., the activities of Landlord's officers and executives or professional development expenditures), except to the extent included in the management fee permitted hereby or where the services provided are the same as those customarily provided by third parties, including accounting; (30) political or charitable contributions; (31) to the extent any costs includible in Operating Expenses are incurred with respect to both the Building and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord’s personnel who provide services to both the Building and other properties), there shall be excluded from Operating Expenses a fair and reasonable percentage thereof which is properly allocable to such other properties; (32) the cost of initially installing the Building Amenities, if any (provided, however, the cost of operating and maintaining the Building Amenities shall not be excluded); (33) the cost of initially installing any specialty service such as an observatory, luncheon or other restaurant club or athletic or recreational club, if any (provided, however, the cost of operating and maintaining said specialty services shall not be excluded); (34) all costs associated with selling or hypothecating any of Landlord’s interests in the Building; and (35) leased items which, if purchased, would be treated as capital expenses not included in the definition of "Operating Expenses” above.
"Tenant's Share": Tenant's Share shall be a fraction, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the rentable area of the Building. On the Commencement Date the Tenant's Share is 0.88%. At Landlord’s sole option, the Tenant's Share shall be recalculated from time to time in the event that there shall be a change in the rentable area of either the Premises or the Building.
"Landlord's Statement": An instrument containing a computation of any Additional Rent due pursuant to the provisions of this Article 5.
5.2    Payment of Taxes. Tenant shall pay, as Additional Rent, Tenant's Share of all Taxes payable in respect of any Tax Year falling wholly or partially within the Term, to the extent that Taxes for any such period shall exceed the Base Taxes (which payment shall be adjusted by proration with respect to any partial Tax Year). Within a reasonable period after the issuance by Tredyffrin Township, Chester County, and/or other applicable governmental authority of the bill for Taxes, Landlord shall submit to Tenant a copy of such bill, together with Landlord's Statement and Tenant shall pay the Additional Rent set forth on such Landlord's Statement (less the amount of estimated payments paid by Tenant on account thereof) as set forth herein. Landlord, at its option, may require Tenant to make monthly payments on account of Tenant's Share of Tax Increases for Tax Years following the Base Tax Year. The monthly payments shall be one twelfth (1/12th) of the amount of Tenant's Share of Tax Increases and shall be payable on or before the first day of each month during the Term, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided, that, Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time.
5.3    Payment of Operating Expenses. Tenant shall pay to Landlord, as Additional Rent, Tenant's Share of all Operating Expenses in respect of each Expense Year to the extent Operating Expenses for each such Expense Year shall exceed Base Expenses. Tenant shall pay a sum equal to one twelfth (1/12) of the amount of Tenant's Share of Expense Increases for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided, that, Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time. After the expiration of the Base Expense Year and each Expense Year, Landlord shall prepare and furnish Tenant with Landlord's Statement showing the Base Expenses or the Operating Expenses incurred during such Expense Year. Within thirty (30) days after receipt of Landlord's Statement for any Expense Year setting forth Tenant's Share of any Expense Increase attributable to such Expense Year, Tenant shall pay Tenant's Share of such Expense Increase (less the amount of estimated payments paid by Tenant on account thereof) to Landlord as Additional Rent. If Landlord's Statement shows that the estimated Expense Increases paid by Tenant exceed the actual Expense Increases for such Expense Year, Landlord shall, at Landlord’s election, either

(i) reimburse Tenant for the amount so overpaid by Tenant within thirty (30) days after the issuance of Landlord's Statement, or (ii) credit such amount against Tenant's estimated Expense Increases payments next coming due (except at the end of the Term, in which case alternative (i) shall be implemented).
5.4    Payment of Electric Expense. (i) Tenant shall pay for the full cost (the "Electric Expense") of the electric energy consumed within the Premises for convenience outlets, lighting fixtures, any supplemental HVAC equipment, any rooftop HVAC equipment or High Usage Equipment (hereinafter defined) exclusively serving the Premises (excluding electricity for base building HVAC which is included in Operating Expenses) as reasonably determined by Landlord from time to time based upon the measurement of such use by a submeter in the Premises installed by Landlord on or prior to the Commencement Date at Landlord's expense. Tenant shall be responsible for the maintenance of the submeter throughout the Term. During the Term, Tenant's rate of payment shall increase from time to time based upon the increases in rate charged by the utility company to the Landlord; and Landlord shall have the right to issue supplemental billing to Tenant from time to time for its Electric Expense to account for such increases. The Electric Expense payable in respect of the Premises shall constitute Additional Rent under this Lease (but shall not be included as an Operating Expense), and shall be due and payable monthly in arrears on the first day of each calendar month during the Term.
(i)    In addition, Tenant agrees to pay as Additional Rent (but not part of Operating Expenses) Tenant's Share of all charges for electricity used for Common Areas at the Property (the "Common Areas Electric Expense") and not within tenantable areas of the Building based upon the metered or submetered usage. In no event will the charges under Section 5.4(i) or under this Section 5.4(ii), as the case may be, duplicate any charges under any other provision. Tenant shall be charged for such electricity at the rate Landlord is charged for same without mark-up or fee, and Tenant acknowledges that the rate charged to Tenant may be an average of the rates charged by the electricity provider as the rate charged for electricity supplied to the Property varies depending on service and hours of consumption. The Common Areas Electric Expense shall constitute Additional Rent under this Lease (but shall not be included as an Operating Expense), and shall be due and payable monthly in arrears on the first day of each calendar month during the Term.
5.5    Landlord's Statements.
5.5.1    Landlord's Statements and Tenant's Inspection Rights. Landlord will deliver Landlord's Statements to Tenant during the Term. Landlord's delay or failure to render Landlord's Statement with respect to the Base Expense Year, any Expense Year or any Tax Year beyond a date specified herein shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Expense Year or subsequent Tax Year. The obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent incurred during the Term shall survive the expiration or any sooner termination of the Term. If Landlord fails to give Tenant a statement of projected Operating Expenses prior to the commencement of any Expense Year,

Tenant shall continue to pay Operating Expenses in accordance with the previous statement, until Tenant receives a new statement from Landlord.
5.5.2    Tenant Inspection Rights.    During the sixty (60)-day period after receipt of any Landlord's Statement (the "Review Period"), Tenant may inspect and audit Landlord's records relevant to the cost and expense items reflected in such Landlord's Statement (a “Tenant Audit”) at a reasonable time mutually agreeable to Landlord and Tenant during Landlord's usual business hours. Each Landlord's Statement shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt of such Landlord's Statement Tenant shall notify Landlord in writing that it disputes the correctness of Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect. Tenant’s right to conduct any Tenant Audit shall be conditioned upon the following: (a) no Event of Default shall be ongoing at the time that Tenant seeks to conduct the Tenant Audit; (b) in no event shall any Tenant Audit be performed by a firm retained on a “contingency fee” basis; (c) the Tenant Audit shall be concluded no later than thirty (30) days after the end of the Review Period; (d) any Tenant Audit shall not unreasonably interfere with the conduct of Landlord’s business; (e) Tenant and its accounting firm shall treat any information gained in the course of any Tenant Audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing any Tenant Audit; (f) Tenant’s accounting firm’s audit report shall, at no charge to Landlord, be submitted in draft form for Landlord’s review and comment before the final approved audit report is delivered to Landlord, and Landlord shall have the right to point out errors or make suggestions with respect to such audit report, and any appropriate comments or clarifications by Landlord which are accepted by Tenant’s auditor shall be incorporated into the final audit report, it being the intention of the parties that Landlord’s right to review is intended to prevent errors and avoid the dispute resolution mechanism set forth below (if any) and not to unduly influence Tenant’s auditor in the preparation of the final audit report; (g) Tenant shall only be able to conduct one (1) Tenant Audit during the Term; and (h) the Tenant Audit shall be conducted by Tenant at its sole cost and expense unless the results of such Tenant Audit show that Landlord’s Statement overstated the amount of Operating Expenses owed by Tenant for the relevant billing period by more than five percent (5%) in which case Landlord shall be responsible for payment of such costs and expenses up to a maximum of $2,500.00 per each Tenant Audit. If Tenant makes a timely exception within the Review Period, Tenant shall nonetheless pay the amount shown on the Landlord’s Statement in the manner prescribed in this Lease, without any prejudice to such exception, and any overpayments identified during any Tenant Audit, if any, shall be applied as a credit against the amount of Additional Rent owed by Tenant immediately following the Tenant Audit.
5.6    Adjustments. If the actual amount of Tenant's Share of the Expense Increases for any Expense Year or Tenant's Share of Tax Increases for any Tax Year exceeds the estimated amount thereof paid by Tenant for such Expense Year or Tax Year, then Tenant shall pay to Landlord the difference between the estimated amount paid by Tenant and the actual amount of such Additional Rent payable by Tenant. This Additional Rent payment shall be due and payable within thirty (30) days following delivery of Landlord's Statement. If the total amount of estimated payments made by Tenant in respect of Tenant's Share of Expense Increases for such Expense Year or Tenant's Share of Tax Increases for any Tax Year shall exceed the actual amount of such Additional Rent payable by Tenant, then such excess amount shall be credited against the monthly installments of Additional Rent due and payable from Tenant to Landlord hereunder until such amount shall have been refunded in full to Tenant. Any excess payments made by Tenant during the Term that have not been so applied and are outstanding at the end of the Term shall be paid to Tenant promptly following delivery of Landlord's Statement for the final Expense Year and final Tax Year, as applicable. Even though the Term has expired and Tenant has vacated the Premises, when final determination is made of Tenant's Share of Expense Increases or Tax Increases for the year in which this Lease terminates, Tenant shall pay any increase due over the estimated Expense Increases or Tax Increases paid within fifteen (15) days after Landlord's delivery of Landlord's Statement therefor. Without limitation of other obligations of Tenant which shall survive the expiration of the Term, the obligation of Tenant to pay adjustments provided for in this Section 5.6 accruing during the Term shall survive the expiration or termination of this Lease.

ARTICLE 6    SERVICES AND UTILITIES
6.1    Services. Landlord shall provide the following services to the Building and Premises (subject to Tenant's reimbursement and payment obligations therefore in accordance with the operation of Article 5 hereof):
(a)    Janitor services in and about the Premises in accordance with the cleaning specifications set forth in Exhibit D, Saturdays, Sundays and union and state and federal government holidays (the "Holidays") excepted. Tenant shall not provide any janitor service without Landlord's written consent. If Landlord's consent is given, such janitor services shall be subject to Landlord's supervision and control, but shall be performed at Tenant's sole cost and responsibility.
(b)    Heat and air conditioning as required to maintain comfortable temperature (excluding specialized temperature and humidity control for computers, printers and other equipment) daily from 7:00 a.m. to 6:00 p.m. Monday through Friday, Saturdays from 8:00 a.m. to 1:00 p.m. ("Normal Business Hours"), the remainder of Saturdays, Sundays and Holidays excepted, consistent with such service typical of comparable first class buildings in the greater King of Prussia/Wayne submarket (the "Submarket").

(c)    Hot and cold running water for cleaning, landscaping, grounds maintenance, fire protection, drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord or by Tenant with Landlord's written consent. If Tenant's water use increases beyond customary office user levels, Landlord shall have the right to install a water meter at Tenant's expense and to charge Tenant as Additional Rent for its water consumption in the Premises in accordance with readings from such meter.
(d)    Electric current from providers selected by Landlord, in amounts required for normal lighting by building standard lighting overhead fixtures and for Tenant's normal business operations, including without limitation, personal computers, copiers, facsimiles and other ordinary business equipment, subject, however, to Landlord's approval of Tenant's final electrical plan for the Premises (but specifically excluding electric current surge protection). Landlord shall not be obligated to provide such electrical energy in any amount in excess of six (6) watts of connected load per rentable square foot of the Premises (exclusive of HVAC). Tenant's use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and facilities in or otherwise serving the Premises.
(e)    Maintenance of the Common Areas so that they are clean and free from accumulations of snow, debris, rubbish and garbage.
(f)    Access by Tenant to the Premises and use of designated elevator service twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, subject to events of fire and casualty, condemnation and force majeure, and further subject to the operation of Landlord's computerized access system at the Building's entrances and to Landlord's Rules and Regulations. Overtime HVAC and other services shall be available as provided in Section 6.2 hereof.
Landlord shall have the right to select the utility providers and Tenant shall pay all actual costs associated with obtaining the utility service as provided in Article 5 hereof. Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described herein, subject to the conditions and in accordance with the standards set forth herein. Landlord's failure to furnish any of such services when such failure is caused by accidents, the making of repairs, alterations or improvements, labor difficulties, difficulty in obtaining adequate supply of fuel, electricity, steam, water or other service or supplies from the sources from which they are usually obtained for the Building, or governmental constraints or any other cause beyond Landlord's reasonable control, shall not result in any liability to Landlord. Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly.

Notwithstanding anything to the foregoing, provided Tenant is not in default of this Lease (beyond the expiration of any applicable notice or cure period which may be expressly provided for herein), if there is a failure by Landlord to furnish any service necessary for the occupancy of the Premises and required to be provided by Landlord pursuant to this Section 6.1 (and no reasonably equivalent alternative service or supply is provided by Landlord) (collectively, “Essential Services”), and Tenant is prevented thereby from using the entire Premises or a Material Portion (hereafter defined) thereof and conducting its business operations for longer than fifteen (15) consecutive Business Days in the entire Premises or such Material Portion, Tenant shall be entitled to an abatement of Base Rent and Additional Rent for Tenant’s Share of increases in Operating Expenses and Taxes of one (1) day for each day such Essential Service interruption continues beyond such fifteen (15) consecutive Business Days period; provided, that to the extent such failure relates to a Material Portion of the Premises, such abatement of Base Rent and Additional Rent for Tenant’s Share of increases in Operating Expenses and Taxes shall be in an amount bearing the same ratio that the Material Portion of the Premises bears to the entire Premises. As used herein, the term “Material Portion” means twenty-five percent (25%) or more of the rentable square feet of the Premises. Tenant’s right to a rent abatement as set forth in this Subparagraph shall be Tenant’s sole and exclusive remedy under this Lease, at law or equity, or otherwise, for any Landlord’s failure to provide the aforesaid Essential Services in the condition required by this Lease. Except as may be otherwise expressly provided for herein, the exercise of any such right or the occurrence of any such failure by Landlord shall not (a) constitute an actual or constructive eviction, in whole or in part, (b) entitle Tenant to any compensation or diminution of Base Rent or Additional Rent, (c) relieve Tenant from any of its obligations under the Lease except as otherwise provided herein or (d) impose any liability upon Landlord by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise.
6.2    Additional Services. Landlord shall impose reasonable charges and may establish reasonable rules and regulations for the following: (a) the use of any heating, air conditioning, ventilation, electric current or other utility services or equipment by Tenant after Normal Business Hours ("Overtime HVAC"); (b) the use or consumption of any other building services, supplies or utilities after Normal Business Hours and any unanticipated, additional costs incurred by Landlord to operate the Building after Normal Business Hours as a result thereof; (c) additional or unusual janitorial services required because of any non building standard improvements in the Premises, the carelessness of Tenant, or the nature of Tenant's business (including the operation of Tenant's business after Normal Business Hours); and (d) the removal of any refuse and rubbish from the Premises, except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord's normal cleaning of the Premises in accordance with Exhibit D. The expense charged by Landlord to Tenant for any Overtime HVAC shall be based on Landlord's actual cost for such utility services as charged to Landlord by the utility companies providing such services. This amount shall constitute Additional Rent and shall be payable in accordance with Section 4.4.
6.3    Excessive Current.

6.3.1    Prohibited Activities. Tenant shall comply with the conditions of occupancy and connected electrical load reasonably established by Landlord for the Building and Tenant shall not use utilities or other services in excess of the services described above in Section 6.1 or in a manner which exceeds or interferes with any Building systems or service equipment or Landlord's ability to provide services to other tenants in the Building. Tenant shall not, without Landlord's prior consent in each instance, connect air conditioning equipment, computers, (excluding personal computers and printers and office copiers and facsimile machines), major appliances (excluding coffee makers, microwave ovens and other similar food preparation appliances) or heavy duty equipment ("High Usage Equipment") to the Building's electrical system. Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises. Tenant shall not, without prior consent of Landlord in each instance, make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, machines, equipment or other appliances in the Premises which utilize electrical energy.
6.3.2    Landlord's Right to Survey Usage. Landlord may survey Tenant's use of services from time to time. Tenant shall pay Landlord all costs arising out of any excess use or other connection of High Usage Equipment, including the cost of all repairs and alterations to the Building's mechanical and electrical systems (including the installation of meters) and the cost of additional electricity made available to Tenant, if any. Such costs shall constitute Additional Rent and Tenant shall pay such costs pursuant to Section 4.4.
6.4    Maintenance of Common Areas. The manner in which the Building Common Areas are maintained and operated and the expenditures therefore shall be at the sole discretion of Landlord and in accordance with the standards of comparable first class buildings in the Submarket. The manner in which the Condominium Common Areas are maintained and operated and the expenditures therefor shall be at the sole discretion of the Association and in accordance with the standards of comparable first class office parks in the Submarket. Landlord (with respect to the Building) and the Association (with respect to the Condominium) reserves the right from time to time to (a) make changes in the shape, size, location and appearance of the land and improvements which constitute the Common Areas, provided that Landlord shall not materially impair the Tenant's ability to operate its business, except temporary impairments required by said changes; (b) make such improvements, alterations and repairs to the Common Areas as may be required by governmental authorities or by utility companies servicing the Building; (c) construct, maintain and operate lighting and other facilities on all said areas and improvements; (d) grant exclusive parking rights to Building tenants; and (e) to add or remove improvements and facilities to or from the Common Areas. The use of the Building Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time, including (but not by way of limitation) the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord's counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein; provided, however, Landlord shall do so at such times and in such manner as shall minimize any disruption to Tenant to the extent reasonably possible.
6.5    Access to Premises.
6.5.1    Landlord's Right of Entry. Landlord shall have the right to enter the Premises without abatement of Rent at all reasonable times upon reasonable prior notice to Tenant (except in emergencies when no advance notice shall be required), (a) to supply any service to be provided by Landlord to Tenant hereunder, (b) to show the Premises to Landlord's Mortgagee (as such term is defined in Section 14.1 hereof) and to prospective purchasers, mortgagees and tenants, (c) to inspect, alter, improve or repair the Premises and any portion of the Building, and (d) to introduce conduits, risers, pipes and ducts to and through the Premises, provided that in exercising any such right, Landlord will cause all such conduits, risers, pipes and ducts to be placed above dropped ceilings, within walls, or below floors or in closets, to the extent reasonably practicable. In conducting any such activities, Landlord shall use commercially reasonable efforts not to disrupt the conduct of Tenant's business operations.
6.5.2    Tenant's Keys. For each of the purposes stated above in this Section 6.5, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes (if any), or special security areas, and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises.
6.6    Building Amenities. The Building may contain a fitness center (the "Fitness Center"), a cafeteria, and/or a conference center (the "Conference Center") (if applicable, collectively, the "Building Amenities"), each of which will be operated and maintained by the Landlord (or an operator selected by the Landlord). The Building Amenities, if any, may not be available from time to time due to construction activities, repairs, maintenance or alterations, or a change in the managing or operating company hired by Landlord, and Landlord reserves the right to change the use of such facilities if the same is uneconomic or insufficiently used by Building tenants in which case such facilities shall be subject to discontinuance and removal by Landlord, as determined by Landlord in its sole discretion. Landlord agrees to make the Fitness Center and Conference Center (and each of its facilities and equipment), if any, available to Tenant's employees on a direct, non-exclusive basis subject to (a) the rules and Landlord's Rules and Regulations regarding the use thereof as the same are published in the applicable space and/or otherwise disseminated among Building tenants; (b) payment of a monthly or other periodic user fee; and (c) execution of a waiver of liability and indemnity agreement for Landlord's benefit in form and substance satisfactory to Landlord prior to such person's use of the relevant Building Amenity.

ARTICLE 7    CONDUCT OF BUSINESS BY TENANT; SIGNS; RIGHT TO RELOCATE TENANT
7.1    Permitted Use. The Premises shall be used and occupied for general office purposes only (the “Permitted Use”). Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the Permitted Use specifically set forth above or in any illegal manner, or in any manner that, in Landlord's judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use and enjoyment of any part of the Building by any other tenant or occupant. In no event shall the Permitted Use include any governmental, medical, clinical, retail and/or laboratory uses. Tenant agrees that it will not exceed the maximum floor bearing capacity for the Premises.
7.2    Tenant's Personal Property. Tenant shall be responsible for any ad valorem taxes on its personal property (whether owned or leased) and on the value of its leasehold improvements in the Premises (which are in excess of building standard improvements), and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the impositions to such improvements and charge Tenant for the same as Additional Rent. Landlord does not waive any statutory liens and/or any rights of distress with respect to Tenant’s personal property and trade fixtures. This Lease shall be deemed to grant a contractual lien to Landlord with respect to Tenant’s personal property or trade fixtures.
7.3    Compliance with Laws.
7.3.1    Tenant's Compliance Obligations. Tenant, at Tenant's expense, shall comply promptly with the laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Term including, without limitation, the Americans with Disabilities Act ("ADA"), and all applicable federal, state and municipal building, zoning, fire, health, safety and environmental laws (the "Applicable Laws") that shall impose any duty on Tenant with respect to Tenant’s specific and particular use of the Premises or the occupancy or operation thereof. Tenant will obtain and maintain in full force and effect any and all licenses and permits necessary for its use, and agrees to deliver to Landlord, upon demand, copies of any and all such required licenses and permits. Tenant shall make any Alterations (in accordance with Article 8 hereof) in or to the Premises in order to comply with the foregoing, which are necessitated or occasioned, in whole or in part by the use or occupancy or manner of use, occupancy or operation of the Premises by Tenant or any of its officers, employees, agents, contractors, invitees, licensees or permitted subtenants (the "Tenant Parties"). Nothing contained herein shall obligate Tenant to make any repairs to a structural portion of the Building or the Premises, or repairs or modifications to any Building Systems (as hereinafter defined), unless as a result of any Applicable Laws applicable to Tenant's specific and particular manner of use of the Premises as opposed to Applicable Laws applicable to the Premises, the Building or business offices generally, and all costs incurred by Landlord may be included in Operating Expenses, subject to the exclusions and deductions set forth in Article 5 hereof.
7.3.2    Landlord's Compliance Obligations. Landlord shall comply with all Applicable Laws in effect from time to time during the Term that shall impose any duty on Landlord with respect to the Building Common Areas, excluding any matters that are Tenant's responsibility under this Lease or the responsibility of other tenants of the Building. The Leasehold Improvements designed and constructed by Landlord will conform upon completion to all Applicable Laws, including, without limitation, the requirements of Title III of the ADA. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for legal compliance, including the requirements of the ADA, with respect to (a) any and all requirements on account of Tenant's use of, or operations in, the Premises, and (b) all Alterations designed or constructed by Tenant or its contractors or agents.
7.4    Rules and Regulations. Tenant shall observe and comply with the rules and regulations attached to this Lease as Exhibit E, and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the "Rules and Regulations"). Tenant shall not use or permit the use of the Premises in any manner that will create waste or a nuisance, or which shall tend to unreasonably disturb other tenants of the Building. Tenant shall also observe and comply with the Declaration, the bylaws and the rules and regulations of the Condominium, as the same may be amended from time to time.
7.5    No Liens. Tenant shall keep the Premises and Property free from any liens or encumbrances arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. Any claim to, or lien upon, the Premises or the Building arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises and the Property. If any mechanics' or other lien shall be filed against the Premises or the Property purporting to be for labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within thirty (30) days after the filing thereof.
7.6    Hazardous Substances.
7.6.1    Prohibition on Use; Remediation. Tenant shall not generate, store (except customary cleaning supplies maintained in small quantities and in a manner consistent with reasonable commercial office practices if stored, used and disposed of, in accordance with all Applicable Laws and the fire protection requirements of any Building insurers), dispose of or release, or permit the storage, use, disposal or release of, by parties claiming by, through, or under Tenant, any "Hazardous Substances" (as defined below), in, above, on or under the Premises or the Property. Tenant shall promptly remove, clean up and remediate any Hazardous Substance on the Premises in accordance with Applicable Laws, provided that the presence of such Hazardous Substance resulted from the action or inaction of Tenant, or any Tenant Parties or other parties claiming by, through, or under Tenant; provided, however, Landlord reserves the right to notify Tenant that it will conduct the remediation and, in such case, Landlord shall remediate such condition and Tenant shall reimburse Landlord for all costs and expenses upon written demand by Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no responsibility whatsoever with respect to any Hazardous Substances in, above, on or under the Premises or the Property (a) that were first introduced to Premises or the Property in violation of Applicable Laws prior to the date of this Lease or (b) that were not introduced to the Premises or the Property by Tenant, any Tenant Parties, or any other parties claiming by, through or under Tenant.
7.6.2    Hazardous Substances. As used in this Lease, the term "Hazardous Substances" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, hazardous material, hazardous chemical substance or mixture, pollutant or contaminant under the Comprehensive Environmental response Compensation and Liability Act, as amended (42 U.S.C. §9601 et seq.), Hazardous Materials Transportation Act, as amended (49 U.S.C. §1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901 et seq.), Toxic Substances Contract Act, as amended (15 U.S.C. §2601 et seq.), or which is now or hereafter regulated under any Applicable Laws, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product or material, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous.
7.7    Signs. Landlord (using "building standard materials") will place (a) an identification sign at the interior entrance to the Premises which is consistent with applicable Building standards promulgated by Landlord from time to time, and (b) a listing identifying Tenant in any multi-tenant Building lobby directory (if any). Tenant shall not place or erect any signs, monuments or other structures in or on the Building or Property. Tenant shall not place any signage on the exterior of the Premises nor on the inside of the Premises which are visible from the exterior of the Premises. Tenant shall pay for all costs to change signage as a result of a change in the name of the business occupying the Premises.
7.8    Right to Relocate. Landlord reserves the right to relocate the Premises, provided such relocation is to comparable office space within the Building. If Landlord exercises this right, it agrees to substitute for the Premises comparable office space within the Building subject to the following conditions: (a) Landlord shall have given Tenant written notice (the "Relocation Notice") of the relocation identifying the location within the Building and dimensions of the new space to be made subject to this Lease (the "Substitute Premises") together with a plan of such Substitute Premises; (b) the Substitute Premises shall be substantially similar in area to the Premises initially leased to Tenant hereunder and shall be delivered with improvements of a similar standard and quantity as exists at the Premises at the Commencement Date (together with any approved Alterations constructed by Tenant); and (c) Landlord shall pay all of Tenant's reasonable costs and expenses directly incurred as a result of the relocation, including moving expenses in connection with the relocation and the cost of re-wiring and re-installing telephone machinery and equipment, which expenses shall be subject to Landlord's reasonable review prior to Tenant incurring any liability therefor. Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section and the prompt surrender by Tenant of the Premises. Tenant shall vacate and surrender the Premises and shall occupy the Substitute Premises promptly (and, in any event, not later than thirty (30) days) after the work has been substantially completed in the Substitute Premises. Landlord and Tenant agree to execute a lease amendment within ten (10) days following delivery of the Relocation Notice to confirm the leasing of the Substitute Premises, and any corresponding changes relative to the Substitute Premises.
ARTICLE 8    ALTERATIONS AND IMPROVEMENTS
8.1    Landlord's Obligations. Landlord will maintain in good repair, reasonable wear and use, (except casualty and condemnation which shall be governed by Article 10 and Article 11, respectively) (a) all structural components of the Building and Building Common Areas, including, without limitation, the roof structure, foundation, exterior and load bearing walls, the structural floor slabs; (b) the Building Systems (defined below in Subsection 8.3.1) serving the Building (excluding any Tenant installations, fixtures and supplemental HVAC units that are dedicated to Tenant's exclusive use). The cost of this maintenance and repair shall be included in Operating Expenses and shall be subject to reimbursement under Article 5 hereof to the extent provided therein. Maintenance and repair expenses caused by Tenant's willful misconduct or negligent acts or omissions shall be paid directly to Landlord by Tenant in accordance with Section 4.4, and shall not constitute an Operating Expense.
8.2    Tenant's Obligations. Tenant shall take good care of the Premises, and at Tenant's cost and expense, shall make all repairs and replacements necessary to preserve the Premises in good working order and in a clean, safe and sanitary condition, and will suffer no waste. Tenant shall maintain, at its own expense, in good order, condition and repair to Landlord's reasonable satisfaction, all plumbing facilities and electrical fixtures and devices (including replacement of all lamps, starters and ballasts) located within the Premises. Tenant shall repair, at its cost, all deteriorations or damages to the Property and the Condominium Common Areas occasioned by its negligent acts or omissions or willful misconduct. If Tenant does not make any such repairs within twenty (20) days following notice from Landlord, Landlord may, but need not, make such repairs, and Tenant shall pay the cost thereof as provided in Section 8.7 hereof.
8.3    Tenant's Alterations.
8.3.1    Landlord's Consent to Alterations. Tenant shall not make or permit any improvements, installations, alterations or additions ("Alterations") in or to the Premises, the Building or the Property that involve or affect the structural portions of the Premises or the Building (the "Building Structure") or any of the Building's HVAC, mechanical, electrical, telecommunications, cabling, plumbing or other systems or equipment (the "Building Systems") or the interior walls or corridors within the Premises. Tenant may make Alterations to the Premises that do not involve or affect the Building Structure or the Building Systems, subject to Landlord's prior written consent. Landlord's prior written consent shall not be required for minor decorations in the Premises for which Tenant provides advance notice to Landlord and which do not exceed $10,000.00 in the aggregate on an annual basis. In connection with Landlord’s or its agents or other professionals review, modification, approval, supervision or coordination of plans and specifications for any Alterations, Tenant shall promptly upon demand therefor reimburse Landlord or its agents or other professionals for any reasonable out of pocket fees, expenses and other charges actually incurred in connection with the review, modification, approval, supervision or coordination of such plans and specifications.
8.3.2    Construction Standards. All Alterations made by or on behalf of Tenant shall be made and performed: (a) by contractors or mechanics approved by Landlord, who shall carry liability insurance of a type and in such amounts as Landlord shall reasonably require, naming Landlord and Tenant as additional insureds, (b) in a good and workmanlike manner, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation and shall be in conformity with Landlord's building standard specifications as set forth in Attachment A-1 attached to the Workletter and as the same may be amended by Landlord and in effect at such time, (d) in accordance with all Applicable Laws, and (e) pursuant to plans, drawings and specifications ("Tenant's Plans") which have been reviewed and approved by Landlord prior to the commencement of the repairs or replacements and approved by, and filed with, all applicable governmental authorities (the "Construction Standards").
8.4    Tenant's Property. All trade fixtures, furnishings, equipment and personal property placed in the Premises by Tenant and all computer, telecommunications or other cabling and wiring installed in the Premises or elsewhere in the Building by or for the benefit of Tenant (collectively, the "Tenant's Property") shall be removed by Tenant at the expiration of the Term. Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal. Any of Tenant's Property not removed from the Premises prior to the Expiration Date shall, at Landlord's option, become the property of Landlord. Landlord may remove such Tenant's Property, and Tenant shall pay to Landlord, Landlord's cost of removal and of any repairs in connection therewith in accordance with Section 4.4 hereof.
8.5    Ownership and Removal. All additions, fixtures and improvements attached to or installed in or upon the Premises by Tenant or by Landlord shall be Landlord's property and shall remain upon the Premises at the termination of this Lease without compensation or allowance or credit to Tenant. Landlord may require at least ninety (90) days prior to the Expiration Date, or the sooner date of termination of this Lease, that Tenant, at Tenant's expense, remove any of Tenant's Property or Specialty Alterations (hereinafter defined) which have been attached to or installed in the Premises, and if Tenant fails to do so, then Landlord may remove the same and, Tenant shall pay to Landlord the cost of such removal and of any repairs for any damage to the Premises or Building in connection therewith. Tenant may, in connection with the request for consent to any Alterations hereunder, request that Landlord provide written notice to Tenant in Landlord's consent to such applicable Alterations whether the same are Specialty Alterations. For purposes of this Lease, the term "Specialty Alterations" shall mean any antennas or satellite equipment, HVAC units and cooling towers/cells and any piping and equipment related to such HVAC units and/or towers/cells, batteries, power systems and upgrades, fuel tanks, generators, kitchens, private interior staircases, executive or private bathrooms, raised computer floors, vaults, any steel plates or reinforcement (including without limitation, in connection with libraries or file systems), slab cuts and coring, dumbwaiters, pneumatic tubes, horizontal transportation systems, and any other work or installations of a similar character to those enumerated in this sentence, and any equipment dedicated for Tenant's use outside of the Premises including, without limitation, any equipment or installations related thereto; provided that Tenant acknowledges and agrees that the enumeration and listing of the foregoing items shall not be deemed consent by Landlord to any such Specialty Alterations, any of which shall require the prior written of Landlord before any such installations or alterations by Tenant, such consent to be given or denied as provided in this Lease.
8.6    Surrender. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in as good condition as when Tenant took possession, ordinary wear and tear and damage by fire or other casualty excepted, and otherwise as is required in Article 8. In addition, at such time Tenant shall remove all Hazardous Substances stored, or disposed of, or generated by Tenant in its use or operation of the Premises and all equipment and materials contaminated or affected by such Hazardous Substances in conformity with the Hazardous Substance laws.
8.7    Tenant's Failure to Maintain. If Landlord gives Tenant written notice of the necessity of any repairs or replacements required to be made under Section 8.2 and Tenant fails to commence diligently to cure the same within twenty (20) days thereafter (except that no notice will be required in case of any emergency repair or replacement necessary to prevent substantial damage or deterioration), Landlord, at its option and in addition to any other remedies, may proceed to make such repairs or replacements and the expenses incurred by Landlord in connection therewith plus ten percent (10%) thereof for Landlord's supervision, shall be due and payable from Tenant in accordance with Section 4.4 hereof, as Additional Rent; provided, that, Landlord's making any such repairs or replacements shall not be deemed a waiver of Tenant's default in failing to make the same.
ARTICLE 9    INSURANCE
9.1    Tenant's Insurance. Tenant, at its own expense, shall provide and keep in force with companies which are rated A/XV or better by A.M. Best Company and licensed in the Commonwealth of Pennsylvania: (a) combined single limit commercial general liability insurance insuring against liability for bodily injury, property damage, personal injury and products liability and completed operations, including contractual liability, in the amount of $5,000,000.00 per occurrence/$5,000,000.00 annual aggregate limit; (b) "Special Form" property insurance, including standard fire and extended coverage insurance, in amounts necessary to provide full replacement cost coverage, for Tenant's Property, machinery, electronic data and any improvements and betterments in which Tenant has an insurable property interest, including, without limitation, vandalism and malicious mischief and sprinkler leakage coverage, and "all risk" Builder's Risk insurance, completed value, non-reporting form at any time that Tenant has commenced construction of any leasehold improvements or any Alterations, and at any time any other construction activities are underway at the Premises, and also including, but not limited to, rent loss coverage in an amount not less than twelve (12) months’ rental income; (c) plate glass insurance for the Premises (if applicable); (d) Workers' Compensation Insurance in statutory limits as required by applicable law; and (e) any other insurance reasonably required by Landlord. At Landlord's request, the amounts and kinds of insurance coverages described herein may be reasonably increased or expanded to reflect amounts and coverages then typically being carried for similar business operations in institutionally owned or financed properties.
9.2    Delivery of Policies. Each such insurance policy shall: (a) be provided in form, substance and amounts (where not above stated) satisfactory to Landlord and to Landlord's Mortgagee; (b) specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder); (c) shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord; and (d) provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies. All such insurance certificates shall provide that Landlord, its mortgagees, the Association, any ground lessors and Landlord's managing agent shall each be named as an additional insured. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this Article 9 shall in no way limit Tenant's liability under any of the other provisions of this Lease.
9.3    Increased Insurance Risk. Tenant shall not do or permit anything to be done, or keep or permit anything to be kept in the Premises, which would: (a) be in violation of any governmental law, regulation or requirement, (b) invalidate or be in conflict with the provision of any fire or other insurance policies covering the Building or any property located therein, (c) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts required by Landlord's Mortgagee (as hereinafter defined) or reasonably satisfactory to Landlord, (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or (e) cause any increase in the fire insurance rates applicable to the Property or property located therein at the beginning of the Term or at any time thereafter. In the event that any use of the Premises by Tenant increases such cost of insurance, Landlord shall give Tenant written notice of such increase and a reasonable opportunity to cure its use to prevent such increase; provided, however, if Tenant fails to do so, Tenant shall pay such increased cost to Landlord in accordance with Section 4.4 hereof. Acceptance of such payment shall not be construed as a consent by Landlord to Tenant's such use, or limit Landlord's remedies under this Lease.
9.4    Indemnity. (a) Subject to the releases and waivers of subrogation contained or required by this Lease, Tenant shall defend with counsel reasonably approved by Landlord, indemnify and hold harmless Landlord, all employees, officers, directors, partners, members and shareholders of Landlord, Mortgagees of the Property, the Association and any other party having an interest therein from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or with respect to (a) any injury to or death of any person or damage to or loss of property in, on or about the Premises or connected with the use, condition or occupancy of any thereof, (b) any breach or violation by Tenant of any of the terms, conditions or provisions of this Lease, (c) any act, omission, fault, misconduct, negligence or violation of applicable laws and regulations by Tenant or any Tenant Parties, (d) any Hazardous Substances or other pollutants brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged on, in or from the Premises or the Property, or allowed, permitted or suffered to be brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged thereon, therein or therefrom, by Tenant or any Tenant Parties, in violation of Section 7.6 or otherwise, (e) any construction or other work by Tenant on or about the Premises pursuant to Article 8 or otherwise.
(b) Subject to the releases and waivers of subrogation contained in or required by this Lease, Landlord shall defend with counsel reasonably approved by Tenant, indemnify and hold harmless Tenant, all employees, officers, directors, partners, members and shareholders of Tenant from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature resulting in personal injury or property damage and arising from or with respect to any negligent act or omission by Landlord or any employees, officers, directors, partners, members and shareholders of Landlord ("Landlord Parties").
(c) The indemnities set forth in this Section 9.4 shall survive the Expiration Date or sooner termination of the Term of this Lease.
9.5    Tenant's Use and Occupancy. Tenant's use and occupancy of the Premises and the Property and use by all Tenant Parties, and all Tenant's and said parties' furnishings, fixtures, equipment, improvements, materials, supplies, inventory, effects and property of every kind, nature and description which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be in, on or about the Premises, shall be at Tenant's and said parties' sole risk and hazard. Landlord shall not be liable to Tenant or any other party for injury to or death of any person or damage to or destruction of any property in, on or about the Premises, nor for any interruption in Tenant's use of the Premises or the conduct of its business therein, nor for any other losses, damages, costs, expenses or liabilities whatsoever, including without limitation where caused by fire, water, explosion, collapse, the leakage or bursting of water, steam, or other pipes, any environmental or other condition in, on, or about the Premises, or any other event, occurrence, condition or cause. It is Tenant's responsibility to maintain insurance against any such loss or casualty.
9.6    Waiver of Subrogation Rights.
9.6.1    Mutual Waiver. Landlord and Tenant hereby agree and hereby waive any and all rights of recovery against each other for loss or damage occurring to the Premises or the Property or any of Landlord's or Tenant's Property contained therein, or to any person or property suffering a loss or damage in connection with the Premises, regardless of the cause of such loss or damage to the extent that the loss or damage is covered by the injured party's insurance or the insurance the injured party is required to carry under this Lease, whichever is greater (without regard to any deductible provision in any policy). This waiver does not apply to claims caused by a party's willful misconduct. This waiver also applies to each party's directors, officers, members, managers, employees, shareholders, and agents.
9.6.2    Insurance Policy Coverage. Each party will assure that its insurance permits waiver of liability and contains a waiver of subrogation. Each party shall secure an appropriate clause in, or an endorsement to, each insurance policy obtained by or required to be obtained by Landlord or Tenant, as the case may be, under this Lease, pursuant to which the insurance company: (a) waives any right of subrogation against Landlord or Tenant as the same may be applicable, or (b) permits Landlord or Tenant, prior to any loss to agree to waive any claim it might have against the other without invalidating the coverage under the insurance policy. If, at any time, the insurance carrier of either party refuses to write (and no other insurance carrier licensed in Pennsylvania will write) insurance policies which consent to or permit such release of liability, then such party shall notify the other party and upon the giving of such notice, this Section shall be void and of no effect.
ARTICLE 10    CASUALTY
10.1    Damage or Destruction.
10.1.1    Landlord's Repair Obligation. Tenant shall give prompt notice to Landlord of any damage by fire or other casualty (a "Casualty") to the Premises or any portion thereof. During the thirty (30)-day period following the occurrence of a Casualty (the "Notice Period"), Landlord will notify Tenant of Landlord's estimate of the period of time required to complete the restoration work. In the event that the Premises, or any part thereof, or access thereto, shall be so damaged or destroyed by fire or other insured Casualty that the Tenant shall not have reasonably convenient access to the Premises or any portion of the Premises shall thereby be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.1, and if in the judgment of the Landlord the damage or destruction may be repaired within five hundred forty (540) days with available insurance proceeds, then the Landlord shall so notify the Tenant and shall repair such damage or destruction as provided in Section 10.4 hereof with reasonable diligence, subject to the limitations, if any, of Applicable Laws. If in the judgment of the Landlord the Premises, or means of access thereto, cannot be repaired within five hundred forty (540) days after the elapse of the Notice Period with available insurance proceeds, then either party shall have the right to terminate the term of this Lease by giving written notice of such termination to the other party within thirty (30) days after the occurrence of the Casualty. If the reconstruction period estimated by Landlord is more than five hundred forty (540) days and neither party terminates this Lease on account thereof, Landlord shall repair such damage or destruction as provided in Section 10.4 hereof with reasonable deliveries subject to the limitations, if any, of Applicable Laws to be the period so estimated by Landlord.
10.1.2    Failure to Complete Repairs; Rights of Termination. If Landlord is obligated, or elects to repair the damage to the Premises and fails to substantially complete the repairs within the period of time required or permitted by this Section 10.1 (as the same may be reasonably extended due to any delay caused by Force Majeure or any delay in receipt of insurance proceeds (the "Reconstruction Period") then, the time for completion of repairs shall be extended by the period of such Force Majeure Delay or any delay in receipt of insurance proceeds. Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord not later than ten (10) days following the end of the Reconstruction Period if Landlord fails to substantially complete the repairs within the Reconstruction Period.
10.2    Abatement of Rent. Annual Base Rent and Additional Rent shall not be abated or suspended if, following any Casualty, Tenant shall continue to have reasonably convenient access to the Premises and the Premises are not rendered unfit for use and occupancy. If Tenant shall not have reasonably convenient access to the Premises or any portion of the Premises shall be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.1 by reason of such Casualty, then Rent shall be equitably suspended or abated relative to the portion of the Premises that cannot be used by Tenant for any of its business operations, effective as of the date of the Casualty until Landlord has (a) substantially completed the repair of the Premises and the means of access thereto, and (b) has delivered notice thereof to Tenant.
10.3    Events of Termination. Notwithstanding the provisions of this Article 10, if, prior to or during the Term the Building shall be so damaged by Casualty that, in Landlord's reasonable estimate, the cost to repair the damage will be more than twenty-five percent (25%) of the replacement value of the Building immediately prior to the occurrence of the Casualty (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, may give to Tenant, within ninety (90) days after such Casualty, a thirty

(30) days' notice of the termination of this Lease and, in the event such notice is given, this Lease and the term shall terminate upon the expiration of such thirty (30) days with the same effect as if such date were the Expiration Date. If more than twenty-five percent (25%) of the gross rentable area of the Premises shall be wholly or substantially damaged or destroyed by Casualty at any time during the last twelve (12) months of the Term, either Landlord or Tenant may terminate this Lease by delivery of written notice of such termination to the other party within thirty (30) days after the occurrence of such damage.
10.4    Scope of Landlord's Repairs. In the event Landlord elects or shall be obligated to repair or restore any damage or destruction to the Premises pursuant to this Article 10, Landlord shall not be obligated to restore or replace Tenant's Property or Tenant's Alterations or reconstruct the Leasehold Improvements. No damages, compensation or claim shall be payable by the Landlord to Tenant, or any other person, by reason of inconvenience, loss of business or annoyance arising from any damage or destruction, or any repair thereof, as is referred to in this Article 10.
ARTICLE 11    CONDEMNATION
11.1    Entire Condemnation. In the event that the whole of the Premises shall be taken under the power of eminent domain or by any proceeding for taking for public or quasi-public use (a "Condemnation"), this Lease and the term and estate hereby granted shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such taking.
11.2    Partial Condemnation.
11.2.1    Effect of Partial Condemnation. In the event that only a part of the Premises shall be taken by Condemnation and the remaining Premises are suitable for general office use without material interference with Tenant's business operations and Tenant shall have reasonable, convenient access to and from the Premises, the Term shall expire as to that portion of the Premises condemned effective as of the date of the vesting of title in the condemning authority, and this Lease shall continue in full force and effect as to the part of the Premises not so taken. In the event of a partial Condemnation of the Premises which results in a lack of reasonable, convenient access to and from the Premises or which results in insufficient space for Tenant to carry on its business without material interference with its business, Tenant shall have the right to terminate this Lease if Landlord cannot relocate Tenant to comparable space elsewhere in the Building following the effective date of the Condemnation.
11.2.2    Landlord's Option to Terminate. In the event that a part of the Property shall be subject to Condemnation (whether or not the Premises are affected), Landlord may, at its option, terminate this Lease as of the date of such vesting of title, by notifying Tenant in writing of such termination within ninety (90) days following the date on which Landlord shall have received notice of the vesting of title in the condemning authority if in Landlord's reasonable opinion: (a) a substantial alteration or reconstruction of the Property (or any portion thereof) shall be necessary or appropriate, or (b) the portion of the Property so condemned has the effect of rendering the remainder of the Property uneconomic to maintain.
11.2.3    Landlord's Repair Obligations. In the event that this Lease is not terminated in accordance with Subsection 11.2.2 hereof, Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Premises are located so as to constitute the remaining Premises a complete architectural unit to the extent feasible and permitted by applicable law, but Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by Mortgagees and after payment of all costs involved in collection, including but not limited to attorney's fees. Tenant, at its own cost and expense shall, restore all exterior signs, trade fixtures, equipment, furniture, furnishings and other installations of personalty of Tenant which are not taken to as near its former condition as the circumstances will permit. In the event of a partial taking, all provisions of this Lease shall remain in full force and effect.
11.3    Temporary Taking. If there is a taking of the Premises for temporary use arising out of a temporary emergency or other temporary situation, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking, and Landlord shall be entitled to the award for its leasehold interest. Notwithstanding the foregoing, if the temporary taking shall continue for longer than twelve (12) months, then either party shall have the right to terminate this Lease upon thirty (30) days prior written notice to the other, provided that any such termination by Tenant shall be null and void if the temporary period ends prior to the expiration of such 30-day period.
11.4    Condemnation Awards. Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation expenses or the taking of Tenant's Property provided that such award does not diminish or reduce the amount of the award payable to Landlord.
11.5    Proration. In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, then the Annual Base Rent and

Tenant's Share shall be adjusted in proportion to that portion of the Premises taken by such condemnation or other taking.
ARTICLE 12    ASSIGNMENT AND SUBLETTING
12.1    Assignment and Subletting. Except as may be otherwise expressly provided in this Article 12, Tenant shall not, without the prior written consent of the Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), assign, mortgage, encumber or otherwise transfer this Lease or any interest herein directly or indirectly, by operation of law or otherwise, or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such action, a "Transfer"). If at any time or from time to time during the Term, when no Event of Default has occurred and is continuing, Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice ("Transfer Notice") setting forth the terms of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (each a "Transferee"). Tenant shall also deliver to Landlord with the Transfer Notice an acceptable assumption agreement for Tenant's obligations under this Lease (in the case where the Transfer is a proposed assignment of this Lease) together with all relevant information requested by Landlord concerning the proposed Transferee to assist Landlord in making an informed judgment regarding the financial responsibility, creditworthiness, reputation, and business experience of the Transferee. The provisions of this Section 12.1 shall apply to a Transfer (by one or more Transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such Transfer were an assignment of this Lease; provided the foregoing shall not apply with respect to transfers of stock or other beneficial interests of Tenant if the stock or other beneficial interests of Tenant is listed and traded on a nationally recognized stock or securities exchange or other over-the-counter exchange.
12.2    Landlord's Options. Landlord shall have the option, exercisable by written notice delivered to Tenant within thirty (30) days after Landlord's receipt of a Transfer Notice accompanied by the other information described in Section 12.1, to: (a) permit Tenant to Transfer the Premises; or (b) disapprove the Tenant's Transfer of the Premises and to continue the Lease in full force and effect as to the entire Premises; or (c) terminate the Lease as to the portion of the Premises affected by the Transfer as of the date set forth in Landlord's notice of exercise of such option, which date shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice; provided that option (c) shall not be available to Landlord in the event of an assignment of this Lease or sublease of the Premises to an Affiliated Entity (hereinafter defined). If Landlord approves of the proposed Transfer pursuant to Section 12.1 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following conditions: (i) the Transfer shall be on the same terms set forth in the Transfer Notice; (ii) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument effecting the Transfer (in the form approved by Landlord) has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease; and (iii) Tenant shall provide Landlord with a written ratification agreement from each guarantor of this Lease in form and substance satisfactory to Landlord.

If Landlord exercises its option to terminate this Lease (or in the case of a partial sublet to release Tenant with respect to a portion of the Premises), Tenant shall surrender possession of such Premises on the date set forth in Landlord's notice, and thereafter neither Landlord nor Tenant shall have any further liability with respect thereto. If this Lease shall be terminated as to a portion of the Premises only, Rent and Tenant's parking allocation shall be readjusted proportionately according to the ratio that the number of square feet and the portion of the space surrendered compares to the floor area of Tenant's Premises during the Term of the proposed sublet, and the Tenant’s Share shall also be readjusted accordingly.
12.3    Additional Conditions. Tenant shall not offer to make, or enter into negotiations with respect to any Transfer to: (a) any tenant of the Building or any entity owned by, or under the common control of, whether directly or indirectly, a tenant in the Building unless there is no competing space then available for leases therein; or (b) any bona fide prospective tenant with whom Landlord is then negotiating with respect to other space in the Building; or (c) any party which would be of such type, character, or condition as to be inappropriate as a tenant for the Building. It shall not be unreasonable for Landlord to disapprove any proposed assignment, sublet or transfer to any of the foregoing entities or to an entity that does not have at least equal financial strength to Tenant's as of the date of this Lease. Tenant agrees not to list or advertise the Premises for assignment or sublease, whether through a broker, agent or representative, or otherwise at a full service rental rate which is less than Landlord's current rate in the Building for new tenants. Landlord shall not be deemed to unreasonably withhold its consent to any proposed assignment or sublease if such Transfer, in Landlord's reasonable determination, is at a full-service rate which is less than Landlord's current rate in the Building for new tenants, and would compete with similar space either being offered or anticipated to be offered by Landlord in the Building.
12.4    No Release. Landlord's consent to a Transfer shall not release Tenant of Tenant's obligations under this Lease and this Lease and all of the obligations of Tenant under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety). From and after any Transfer, the Lease obligations of the Transferee and of the original Tenant named in this Lease shall be joint and several. No acceptance of Rent by Landlord from or recognition in any way of the occupancy of the Premises by a Transferee shall be deemed a consent to such Transfer, or a release of Tenant from direct and primary liability for the further performance of Tenant's covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer. Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Tenant's permitted Transferees, shall constitute a violation thereof by Tenant. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.
12.5    Transfer Profit. Tenant shall pay to Landlord, as Additional Rent, an amount (the "Transfer Profit") equal to 50% of any rent and other economic consideration received by Tenant as a result of any Transfer which exceeds, in the aggregate: (a) the total of the remaining rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) plus (b) any reasonable tenant fit-up costs, brokerage commissions and attorneys' fees actually paid by Tenant in connection with such Transfer amortized on a straight-line basis over the term of the Transfer (specifically excluding moving or relocation costs paid to the Transferee). Tenant shall pay such Transfer Profit to Landlord on a monthly basis within ten (10) days after receipt thereof, without affecting or reducing any other obligations of Tenant hereunder. Each such payment shall be sent with a detailed statement. Landlord shall have the right to audit Tenant's books and records to verify the accuracy of the detailed statement. Transfer Profit shall not be due or payable by Tenant to Landlord in the event of an assignment of this Lease or sublease of the Premises to an Affiliated Entity.
12.6    Effect on Personal Rights of Tenant. If a Transfer shall occur, the rights and options of Tenant set forth in Section 17 hereof shall be extinguished and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.
12.7    Affiliated Entity Transfers. Notwithstanding the provisions of this Article 12 to the contrary, Landlord agrees that, subject to the provisions of this Subsection 12.7, Tenant may assign this Lease or sublease the Premises to an Affiliated Entity (as such term is hereinafter defined) without Landlord’s prior written consent, provided that in any of such events (i) the Affiliated Entity is a reputable individual or entity of good character and has a reported tangible net worth, as of the end of its then most recent reporting period, as evidenced by its most recent audited financial statement, prepared in accordance with GAAP, consistently applied, at least equal to or greater than the higher of the reported tangible net worth of the Tenant as of the date hereof or on the date of the proposed assignment or sublease, (ii) proof reasonably satisfactory to Landlord of such reported tangible net worth and a copy of the most recent financial statement of Tenant and of such Affiliated Entity shall have been delivered to Landlord subject to any applicable confidentiality provisions, including those covered by applicable securities laws, in which event Landlord and Tenant shall execute a commercially reasonable form of confidentiality agreement prepared by Tenant and submitted to Landlord for its prior review and approval), at least thirty (30) days prior to the effective date of any such transaction, (iii) in the event that the Tenant hereunder immediately after such transfer is other than the Tenant herein named (“New Tenant”), a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, shall have been delivered to Landlord at least thirty (30) days prior to the effective date of any such transaction, in which such New Tenant assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed and observed, (iv) such transfer shall be for a valid business purpose with a view toward continuing Tenant’s business and not principally for the purpose of transferring this Lease and (v) such transfer shall not operate to relieve or release Tenant from any covenant or obligation under this Lease. For the purposes hereof, an "Affiliated Entity" shall be defined as any entity (i) which “controls” Tenant or which is controlled by Tenant or which is controlled by the same entity as Tenant, (ii) with which or into which Tenant is merged or consolidated or (iii) to which substantially all of Tenant’s assets and/or stock are transferred. The term “control”, as used herein, means the power, directly or indirectly, to direct or cause the direction of the management or policies of Tenant.
ARTICLE 13    DEFAULTS AND REMEDIES
13.1    Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (each an "Event of Default") hereunder:
13.1.1    Nonpayment of Annual Base Rent or Additional Rent. Failure by Tenant to pay any installment of Annual Base Rent, Additional Rent or any other amount, deposit, reimbursement or sum due and payable hereunder, upon the date when said payment is due; provided, however, on the first (1st) occasion only during any Lease Year with respect to Annual Base Rent, Landlord shall furnish Tenant with written notice of such failure and permit Tenant a five (5)-day period to cure such failure.
13.1.2    Certain Obligations. Failure by Tenant to perform, observe or comply with any non-monetary obligation contained in Section 7.5 ("No Liens") and Article 12 ("Assignment and Subletting") of this Lease.
13.1.3    Other Obligations. Failure by Tenant to perform any non-monetary obligation, agreement or covenant under this Lease other than those matters specified in Subsection 13.1.2, and such failure continues for thirty (30) days after written notice by Landlord to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30)-day period and thereafter diligently and continuously prosecutes the same to completion within sixty (60) days following the date of Landlord's written notice with respect to such failure.
13.1.4    Assignment; Receivership; Attachment. (a) The making by Tenant of any arrangement or assignment for the benefit of creditors; (b) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iii) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.
13.1.5    Bankruptcy. The admission by Tenant or Tenant's guarantor (if any) in writing of its inability to pay its debts as they become due, the filing by Tenant or Tenant's guarantor (if any) of a petition in bankruptcy seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Tenant's guarantor (if any) of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Tenant's guarantor (if any) in any such proceeding or, if within forty-five (45) days after the commencement of any proceeding against Tenant or Tenant's guarantor (if any) seeking any involuntary reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation by any of Tenant's creditors or such guarantor's creditors, such proceeding shall not have been dismissed.
13.1.6    Abandonment. Abandonment of the Premises by Tenant for a continuous period in excess of thirty (30) days.
13.2    Remedies. If an Event of Default occurs, Landlord shall have the following rights and remedies, in addition to any and all other rights or remedies available to Landlord in law or equity:
13.2.1    Notice to Quit. Landlord shall have the right to deliver written notice to Tenant to quit possession and occupancy of the Premises and to declare the Lease terminated. Upon Landlord's termination of this Lease, Tenant shall quit and peaceably surrender the Premises, and all portions thereof, to Landlord, and Landlord shall have the right to receive all rental and other income of and from the same.
13.2.2    Right of Re-Entry. Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises and take possession thereof by summary proceeding, eviction, ejectment or otherwise and may dispossess all other persons and property from the Premises. Tenant's property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Subsection 13.2.2 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Tenant thereby waives all statutory rights, including without limitation the right to a notice to quit, notice before exercise of any prejudgment remedy, and any rights of redemption, all to the extent such rights may be lawfully waived.
13.2.3    Recovery of Rent and Damages. Landlord shall have the right to recover from Tenant all loss of Rent and other payments that Landlord may incur by reason of termination of the Lease, including, without limitation: (a) all Rent and other sums due and payable by Tenant as of the date of termination; (b) all Rent that would otherwise be payable for the remainder of the Term in accordance with the terms of this Lease; (c) all of Landlord's then unamortized costs of special inducements provided to Tenant (including without limitation rent concessions, tenant construction allowances, rent waivers, above building standard leasehold improvements, and the like); (d) the costs of collecting amounts due from Tenant under the Lease and the costs of recovering possession of the Premises (including attorney’s fees and litigation costs); (e)

the costs of curing Tenant's defaults existing at or prior to the date of termination; (f) all "Reletting Expenses" (as defined below); and (g) all Landlord's other reasonable expenditures arising from the termination. Tenant shall reimburse Landlord for all such items, and the same shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.
13.2.4    Acceleration of Future Rentals. Following termination of this Lease, Landlord, at its election, may demand to be indemnified for its loss of Rent (with respect to the period following such termination) by a lump sum payment representing the then present value of the amount of Rent that would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the Rent payable hereunder) estimated as of the date of termination, and taking into account Landlord's reasonable projections of vacancy and time required to re-lease the Premises. Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, such amount as final damages for Tenant's default with respect to the Rents payable for the remainder of the Term as described above. In the computation of present value, a discount at the then market discount rate as reasonably determined by Landlord shall be employed.
13.2.5    Rents Due After Re-Entry by Landlord. If Landlord re-enters or otherwise takes possession of the Premises without terminating this Lease (but terminating only Tenant's right of possession in the Premises), then the Lease and Tenant's liabilities and obligations thereunder shall survive such action. In the event of any such termination of Tenant's right of possession, whether or not the Premises, or any portion thereof, shall have been relet, Tenant shall pay the Landlord a sum equal to the Rent and any other charges required to be paid by Tenant up to the time of such termination of such right of possession and thereafter Tenant, until the end of the Term, shall be liable to Landlord for and shall pay to Landlord: (a) the equivalent of the amount of the Rent payable under this Lease, less (b) the net proceeds of any reletting effected pursuant to the provisions hereof after deducting all of Landlord's Reletting Expenses. Tenant shall pay such amounts in accordance with the terms of this Subsection 13.2.5 as set forth in a written statement thereof from Landlord to Tenant (the "Deficiency") to Landlord in monthly installments on the days on which the Annual Base Rent is payable under this Lease, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise. Tenant shall also pay to Landlord upon demand the costs incurred by Landlord in curing Tenant's defaults existing at or prior to the date of such termination, the cost of recovering possession of the Premises and the Reletting Expenses. Tenant agrees that Landlord may file suit to recover any sums that become due under the terms of this Section from time to time, and all reasonable costs and expenses of Landlord, including attorneys' fees and costs incurred in connection with such suits shall be payable by Tenant on demand.
13.2.6    Certain Terms Defined. For purposes of this Subsection 13.2.6, "Reletting Alterations" shall mean all repairs, changes, improvements, alterations or additions made by Landlord in or to the Premises to the extent deemed reasonably necessary by Landlord to prepare the Premises for the re-leasing following an Event of Default; and "Reletting Expenses" shall mean the reasonable expenses paid or incurred by Landlord in connection with any re-leasing of the Premises following an Event of Default, including, without limitation, marketing expenses, brokerage commissions, attorneys' fees, the costs of Reletting Alterations, tenant allowances and other economic concessions provided to the new tenant.
13.3    Landlord's Right to Cure Defaults. If the Tenant shall default in the observance or performance of any condition or covenant on Tenant's part to be observed or performed under or by virtue of any of the provisions of this Lease, and such default continues beyond any applicable notice and cure period or Landlord reasonably determines that an emergency exists, the Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and costs, shall be paid upon demand to the Landlord by the Tenant as Additional Rent pursuant to Section 4.4 hereof and if not so paid with interest from its due date until paid at the lesser of eighteen percent (18%) per annum or the maximum legal rate that Landlord may charge Tenant.
13.4    Disposition of Tenant's Property. In addition to Landlord's rights under Section 8.4 hereof, Landlord shall have the right to handle, remove, discard or store in a commercial warehouse or otherwise, at Tenant's sole risk and expense, any of Tenant's Property that is not removed by Tenant at the end of the Term. Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control.
13.5    Reletting. In connection with any reletting of the Premises following an Event of Default, Landlord shall be entitled to grant such rental and economic concessions and other incentives as may be customary for similar space in the Submarket. Subject to applicable law, Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages.
13.6    No Accord and Satisfaction. Landlord may collect and receive any rent due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies that Landlord has against Tenant in equity, at law, or by virtue of this Lease. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (a) recover the remaining balance of such unpaid rent, or (b) pursue any other remedy provided in this Lease.
13.7    Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in proceeding for bankruptcy, insolvency, arrangement or reorganization by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater, equal to or less than the amount of the loss or damage that Landlord has suffered. Without limiting any of the provisions of this Article 13, if pursuant to the Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 12, Tenant agrees that adequate assurance of future performance by the assignee permitted under the Bankruptcy Code shall mean the deposit of cash security with Landlord in any amount equal to all Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably designated by the assignee as paid for the purchase of Tenant's property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth indicating said assignee's reasonable ability to pay the Rent, and abide by the terms of this Lease for the remaining portion thereof applying commercially reasonable standards.
13.8    Arbitration. Any dispute arising out of or relating to Article 5 of this Lease (with respect to the issues expressly stated therein) shall be submitted to and determined in binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within thirty (30) days of written demand for arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association on application by either party. The arbitrator shall have authority to fashion such just, equitable and legal relief as he, in his sole discretion, may determine. The parties agree that the arbitration hearing shall be held within thirty (30) business days following notification to the parties of the appointment of such arbitrator, and that the arbitration proceedings shall be concluded within thirty (30) business days following the first scheduled arbitration hearing. Each party shall bear all its own expenses of arbitration and shall bear equally the costs and expenses of the arbitrator. All arbitration proceedings shall be conducted in the City of Philadelphia, Commonwealth of Pennsylvania. Landlord and Tenant

further agree that they will faithfully observe this agreement and rules, and that they will abide by and perform any award rendered by the arbitrator and that a judgment of the court having jurisdiction may be entered upon the award. The duty to arbitrate shall survive the cancellation or termination of this Lease for a period of one (1) year.
13.9    Waiver of Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY SUMMARY PROCESS, EVICTION OR OTHER STATUTORY REMEDY WITH RESPECT THERETO. EACH PARTY HAS BEEN REPRESENTED BY, AND HAS RECEIVED THE ADVICE OF, LEGAL COUNSEL WITH RESPECT TO THIS WAIVER.
13.10    Confessions of Judgment.
13.10.1     IN ADDITION TO THE RIGHTS AND REMEDIES PROVIDED ABOVE IN THIS SECTION 13, IF AN EVENT OF DEFAULT OCCURS RELATING TO TENANT'S NON-PAYMENT OF THE RENT OR OTHER SUMS DUE HEREUNDER, TENANT HEREBY AUTHORIZES ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TENANT AND TO CONFESS JUDGMENT AGAINST TENANT, AND IN FAVOR OF LANDLORD, FOR ALL RENT AND OTHER SUMS DUE HEREUNDER PLUS COSTS AND AN ATTORNEY'S COLLECTION COMMISSION EQUAL TO THE GREATER OF 10% OF ALL RENT AND OTHER SUMS OR $1,000, FOR WHICH THIS LEASE OR A TRUE AND CORRECT COPY HEREOF SHALL BE GOOD AND SUFFICIENT WARRANT. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE

EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF THE RENT AND OTHER SUMS SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE INITIAL TERM OF THIS LEASE AND DURING ANY EXTENDED OR RENEWAL TERM OF THIS LEASE AND AFTER THE EXPIRATION OF ANY EXTENDED OR RENEWAL TERM OF THIS LEASE.
Initials on behalf of Tenant:    DS

13.10.2    WHEN THIS LEASE AND THE TERM OR ANY EXTENSION THEREOF SHALL HAVE BEEN TERMINATED ON ACCOUNT OF ANY DEFAULT BY TENANT, OR WHEN THE TERM OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, TENANT HEREBY AUTHORIZES ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TENANT AND FOR ANYONE CLAIMING BY, THROUGH OR UNDER TENANT AND TO CONFESS JUDGMENT AGAINST ALL SUCH PARTIES, AND IN FAVOR OF LANDLORD, IN EJECTMENT AND FOR THE RECOVERY OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE OR A TRUE AND CORRECT COPY HEREOF SHALL BE GOOD AND SUFFICIENT WARRANT. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED IT SHALL BE DETERMINED THAT POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT DEFAULT(S) OR UPON THE TERMINATION OF THIS LEASE OR TENANT'S RIGHT OF POSSESSION AS HEREIN SET FORTH, TO AGAIN CONFESS JUDGMENT AS HEREIN PROVIDED, FOR WHICH THIS LEASE OR A TRUE AND CORRECT COPY HEREOF SHALL BE GOOD AND SUFFICIENT WARRANT.
Initials on behalf of Tenant: DS

13.10.3     THE WARRANTS TO CONFESS JUDGMENT SET FORTH ABOVE SHALL CONTINUE IN FULL FORCE AND EFFECT AND BE UNAFFECTED BY AMENDMENTS TO THIS LEASE OR OTHER AGREEMENTS BETWEEN LANDLORD AND TENANT EVEN IF ANY SUCH AMENDMENTS OR OTHER AGREEMENTS INCREASE TENANT'S OBLIGATIONS OR EXPAND THE SIZE OF THE PREMISES.
Initials on behalf of Tenant:    DS

13.10.4     TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES, AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER, AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON. TENANT EXPRESSLY WAIVES THE RIGHT TO ANY NOTICE TO REMOVE AS MAY BE SPECIFIED IN THE LANDLORD AND TENANT ACT OF PENNSYLVANIA, ACT OF APRIL 6, 1951, AS AMENDED, OR ANY SIMILAR OR SUCCESSOR PROVISION OF LAW.
Initials on behalf of Tenant:    DS

ARTICLE 14    SUBORDINATION; ATTORNMENT AND RIGHTS OF MORTGAGE HOLDERS
14.1    Subordination. This Lease and all of Tenant's rights hereunder are, and shall be, subject and subordinate at all times to any mortgages (each, a "Mortgage") which may now exist or hereafter affect the Property, or any portion thereof, in any amount, and to all renewals, modifications, consolidations, replacements, and extensions of such Mortgages. This Section shall be self-operative and no further subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or the holder of any Mortgage or its assigns or successors in interest (each such holder, a "Mortgagee") may reasonably request to evidence such subordination. Landlord's inability to obtain a non-disturbance agreement shall not affect Tenant's subordination agreement herein.
14.2    Attornment by Tenant. In the event that any such first Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the option of the Mortgagee or the grantee or purchaser in foreclosure, notwithstanding any subordination of any such lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten (10) days following delivery of request by Landlord, Mortgagee, or by Landlord's successor in interest and in the form requested by Landlord, Mortgagee, or by Landlord's successor in interest, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such first Mortgage, which additional documents shall be satisfactory to Landlord, Mortgagee, and Landlord's successors in interest.
14.3    Limitation of Mortgagees' Liability. Notwithstanding any other provision of this Lease to the contrary, no holder of any such Mortgage shall be obligated to perform or liable in damages for failure to perform any of Landlord's obligations under this Lease unless and until such holder shall foreclose such mortgage or otherwise acquire title to the Property, and then shall only be liable for Landlord's obligations arising or accruing after such foreclosure or acquisition of title. No such holder shall ever be obligated to perform or be liable in damages for any of Landlord's obligations arising or accruing before such foreclosure or acquisition of title. Such holder's obligations and liabilities shall in any event be subject to, and holder shall have the benefit of, Section 16.15 hereof. Tenant shall never pay the Annual Base Rent, Additional Rent or any other charge more than ten (10) days prior to the due date thereof, and any payments made by Tenant in violation of this provision shall be a nullity as to such holder, and Tenant shall remain liable to such holder therefor. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 14.3.
14.4    Estoppel Certificates. Tenant shall at any time, and from time to time, upon not less than five (5) days prior written notice from Landlord execute, acknowledge and deliver to Landlord, to any prospective purchaser, or Mortgagee, a written estoppel certificate of Tenant in a commercially reasonable form. It is intended that any such certificate of Tenant delivered pursuant to this Section 14.4 may be relied upon by Landlord and any prospective purchaser or the Mortgagee or any other mortgagee or lender of any part of the Building.
14.5    Quiet Enjoyment. Upon Tenant paying the Annual Base Rent and Additional Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to the rights of Landlord's Mortgagee.
14.6    [Intentionally Omitted.]
14.7    Subordination to Declaration. This Lease and all of Tenant's rights hereunder are, and shall be, subject and subordinate at all times to the Declaration and to all modifications and amendments thereof. This Section shall be self-operative and no further subordination shall be required.
ARTICLE 15    NOTICES
15.1    Manner of Notice.
15.1.1    Notices; Addresses. All notices, demands and other communications ("notices") permitted or required to be given under this Lease shall be in writing and sent by personal service, telecopy transmission (if a copy thereof is also sent on the same day by a nationally recognized overnight courier service), certified mail (postage prepaid) return receipt requested or by a nationally recognized overnight courier service to the following addresses or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 15.1:

If to Tenant:	RADIUS HEALTH, INC.

950 Winter Street
Waltham, Massachusetts 02451
Attention: General Counsel

If to Landlord:        KBSIII CROSSPOINT AT VALLEY FORGE TRUST
                c/o KBS Capital Advisors, LLC
590 Madison Avenue, 26th Floor
New York, New York 10022
Attention: Shannon W. Hill, Senior Vice President

with a copy to:

KBSIII CROSSPOINT AT VALLEY FORGE TRUST
c/o KBS Realty Advisors
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: General Counsel

With an additional copy to:

Law Offices of David J. Feit, Esq., PLLC
22 Cortlandt Street, Suite 803
New York, NY 10007
Attention: David J. Feit, Esq.

15.1.2    Delivery. Notices shall be deemed to have been given (a) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee if delivered by personal service) if personal service is used, (b) on the date of transmission if sent before 4:00 p.m. (E.S.T. time) on a business day when telecopy transmission is used, (c) the sooner of the date of receipt or the date that is three (3) days after the date of mailing thereof if sent by postage pre-paid registered or certified mail, return receipt requested, and (d) one (1) day after being sent by Federal Express or other reputable overnight courier service (with delivery evidenced by written receipt) if overnight courier service is used.
ARTICLE 16    MISCELLANEOUS
16.1    Brokers. Landlord and Tenant warrant to each other that they have had no dealings with any broker, agent or finder in connection with this Lease except CBRE, Inc. and Cushman & Wakefield (collectively, the "Brokers") and/or representatives of Landlord. Landlord agrees to pay the commissions due to such brokerage companies pursuant to separate agreements. Both parties hereto agree to protect, indemnify and hold harmless the other from and against any and all expenses with respect to any compensation, commissions and charges claimed by any other broker, agent or finder not identified above with respect to this Lease or the negotiation thereof that is made by reason of any action or agreement by such party.
16.2    Building Name. The Building and the Property may be known by such name as Landlord, in its sole discretion, may elect, and Landlord shall have the right from time to time to change such designation or name without Tenant's consent upon prior written notice to Tenant.
16.3    Authority. If Tenant signs as a corporation, limited liability company, or a partnership, or other business entity each person executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing entity, that Tenant is duly qualified to do business in Pennsylvania, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is duly authorized to do so and that no other signatures are necessary. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Contemporaneously with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord a fully-executed Secretary’s Certificate, in the form attached hereto as Exhibit F, or such other commercially reasonable form, certifying the authority of the person executing this Lease on behalf of Tenant to execute and deliver this Lease to Landlord.
16.4    Interpretation; Counterparts; Electronic Signatures. (i) The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.
(ii) This Lease may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original and all of which together shall constitute one instrument.
(iii) Photocopies and electronically scanned or faxed copies of original signature pages shall be deemed originals in all respects. At either party’s request, both parties hereto shall execute and deliver to each other originally-executed conforming duplicates of this Lease.
16.5    Modifications. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. Any right to change, waive, discharge, alter or modify, or terminate this Lease shall be subject to the prior express written consent of Landlord's Mortgagee.
16.6    Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the full extent permitted by law.
16.7    Entire Agreement. Landlord's employees, representatives and agents have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall be effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease, including the Exhibits hereto, which are made part of this Lease, contain the entire agreement of the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.
16.8    No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the leasehold Premises or any interest in such fee estate.
16.9     Easements. Landlord, Declarant and the Association reserve the right, from time to time, to grant easements and rights, make dedications, agree to restrictions and record maps affecting the Property as such party may deem necessary or desirable, so long as such easements, rights, dedications, restrictions, and maps do not unreasonably interfere with the use of the Premises by Tenant; and this Lease shall be subordinate to such instruments.
16.10    Bind and Inure. The terms, provisions, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and, except as otherwise provided herein, their respective heirs, legal representatives, successors and assigns. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. All agreements, covenants and indemnifications contained herein or made in writing pursuant to the terms of this Lease by or on behalf of Tenant shall be deemed material and shall survive expiration or sooner termination of this Lease.
16.11    Remedies Cumulative; No Waiver. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. No reference to any specific right or remedy shall preclude the exercise of any other right or remedy permitted hereunder or that may be available at law or in equity. No failure by

Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition.
16.12    Tenant's Financial Statements. Tenant shall furnish Landlord annually, within ninety (90) days after the end of each fiscal year of Tenant, copies of the balance sheets of Tenant, as at the close of such fiscal year, and statements of income and retained earnings of Tenant for such year, prepared in accordance with generally accepted accounting principles and audited by Tenant's independent certified public accountants. Tenant also agrees to furnish to Landlord within ten (10) days following Landlord's written request therefor, copies of such financial statements identified above as are then available and financial statements for the then current fiscal year prepared in accordance with generally accepted accounting principles on an unaudited basis certified as true and correct by such company's chief financial officer. Tenant shall not be required to furnish Landlord with the aforesaid financial documentation at any time Tenant’s stock or other beneficial interests of Tenant is listed and traded on a nationally recognized stock or securities exchange or other over-the-counter exchange and its then current financial statement is readily available on its public website.
16.13    Attorney's Fees. If on account of any default by Tenant in Tenant's obligations under the terms of this Lease, it becomes necessary or appropriate for Landlord to employ attorneys or other persons to enforce any of Landlord's rights or remedies hereunder, Tenant shall pay upon demand as Additional Rent hereunder all reasonable fees of such attorneys and other persons and all other costs of any kind so incurred. Where the phrase "attorneys' fees," "legal fees" or "legal expenses" or similar phrases are used, such phrase shall specifically include the fees and expenses of the in-house legal staff of Landlord and its affiliates.
16.14    Landlord Approvals. Whenever Tenant is required to obtain Landlord's consent hereunder, Tenant agrees to reimburse Landlord all out-of-pocket expenses incurred by Landlord, including reasonable attorney's fees in order to review documentation or otherwise determine whether to give its consent. Tenant shall pay Landlord's invoice for any such amounts within ten (10) days following Landlord's delivery of its invoice therefor. Any provision of this Lease which requires the Tenant to obtain Landlord's consent to any proposed action by Tenant shall not be the basis for an award of damages or give rise to a right of setoff on Tenant's behalf, but may be the basis for a declaratory judgment or injunction with respect to the matter in question.
16.15    Landlord's Liability. Tenant shall look only to Landlord's estate in the Property (or the proceeds thereof) for the satisfaction of Tenant's remedies with respect to any liability, default or obligation of Landlord under this Lease or otherwise regarding Tenant's leasing, use and occupancy of the Premises pursuant hereto, including without limitation for the collection of any monetary obligation, judgment or other judicial process requiring the payment of money by Landlord. Neither Landlord nor any of its members, stockholders, officers, directors, partners, trustees, beneficiaries or employees shall be personally liable hereunder, nor shall any of its or their property, other than the Property, be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's said remedies. Landlord shall not under any circumstances be liable for any special, indirect or consequential damages of Tenant, including lost profits or revenues. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while such party owns the Property.
16.16    Time of Essence. TIME IS OF THE ESSENCE with respect to the due performance of the terms, covenants and conditions herein contained; provided, however, that no delay or failure to enforce any of the provisions herein contained and no conduct or statement shall waive or affect any of Landlord's rights hereunder.
16.17    Confidentiality. Subject to any applicable reporting/disclosure requirements imposed by Applicable Laws or reporting requirements for publicly traded companies (if applicable), Tenant agrees: (a) to treat the terms of the Lease, and the terms of any existing and future amendments and modifications to the Lease (the "Confidential Information") as confidential during the term of this Lease and for the three (3) year period following the expiration or sooner termination of the Lease (the "Non-Disclosure Period"), (b) not to disclose, directly or indirectly, to any third party nor permit any third party to have access to any or all of such Confidential Information during the Non-Disclosure Period, including, without limitation, any Building tenants and any brokers, and (c) to indemnify, defend and hold harmless Landlord from any loss, cost, expense, damage and liability, including Landlord's legal fees and expenses, resulting from Tenant's breach of the foregoing confidentiality agreements. Landlord acknowledges that Tenant shall have the right to disclose such Confidential Information only to the extent that such disclosure is required by law or court order or by discovery rules in any legal proceeding. Tenant's agreements and indemnity with respect to the Confidential Information shall survive the expiration or earlier termination of the Lease.
16.18    Submission. Submission of this instrument for examination does not constitute a reservation of or option for lease of the Premises, and it is not effective as a lease or otherwise until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each.
16.19    Governing Law/Interpretation. This Lease and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the county in which the Building is located. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same. It is agreed and stipulated that all parties hereto have participated equally in the preparation of this Lease and that legal counsel was consulted by each responsible party before the execution of this Lease.
16.20    OFAC List. Tenant represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with ("OFAC List"). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant's identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant's identity or to comply with any legal requirement or applicable laws. Tenant acknowledges and agrees that as a condition to the requirement or effectiveness of any consent to any Transfer by Landlord pursuant to Section 12.1, Tenant shall cause the Transferee, for the benefit of Landlord, to reaffirm, on behalf of such Transferee, the representations of, and to otherwise comply with the obligations set forth in, this Section 16.20, and it shall be reasonable for Landlord to refuse to consent to a Transfer in the absence of such reaffirmation and compliance. Tenant agrees that breach of the representations and warranties set forth in this Section 16.20 shall at Landlord's election be a material default under this Lease for which there shall be no cure. This Section 16.20 shall survive the termination or earlier expiration of the Lease.
16.21    No Recordation. This Lease shall not be recorded in whole or in memorandum form by Tenant without the prior written consent of Landlord.
16.22    Rent Not Based On Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

16.23    Consequential Damages. Except as may be expressly provided as a remedy to be provided to Landlord in Articles 2 or 13 hereof, Landlord and Tenant hereby waive any indirect, special, consequential or punitive damages incurred or suffered as a result of any matter arising out of or in connection with this Lease.

ARTICLE 17    OPTION TO EXTEND

(a)    Tenant shall have the right to renew the initial Term of this Lease for one (1) renewal term commencing on the day following the last day of the Initial Term and ending and expiring on October 31, 2025 (the “Renewal Term”), by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than nine (9) months before the expiration of the Initial Term, TIME BEING OF THE ESSENCE. Tenant’s right to renew this Lease is conditioned upon the following requirements: (i) Tenant is the originally named Tenant hereunder at the time of such exercise and at the commencement of the Renewal Term (for purposes of this Article, the term “Tenant” shall mean and refer only to the originally-named Tenant under the Lease); (ii) no default exists either at the time of such exercise or at the commencement of the Renewal Term; (iii) Tenant is occupying, and using for its own business, all or substantially all of the Premises at the time of such exercise and upon the commencement of the Renewal Term; and (iv) Tenant’s written notice of such exercise is accompanied by the most recent financial statements of Tenant in the form prescribed by the Landlord. Tenant shall lease the Premises during the Renewal Term in its then‑current “AS-IS” condition, and Landlord shall have no obligation to perform any work to the Premises to prepare the Premises for Tenant’s use and occupancy, or to provide Tenant with any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.
(b)    The Annual Base Rent payable by Tenant to Landlord during the first year of the Renewal Term shall be two and one-half (2.5%) percent above the then escalated Annual Base Rent payable by Tenant during the last year of the Initial Term and such Annual Base Rent shall escalate and increase thereafter annually during the Renewal Term by two and one-half (2.5%) percent during each year of the Renewal Term.
(c)    Landlord and Tenant shall promptly execute an amendment to this Lease evidencing any extension of the Term and the determination of Base Rent for the Renewal Term pursuant to this Article, but no such amendment shall be necessary in order to make the provisions of this Article effective.
(d)    Tenant’s right to renew this Lease shall automatically terminate if: (i) this Lease or Tenant’s right to possession of the Premises is terminated; (ii) Tenant assigns its interest in this Lease or sublets any portion of the Premises; (iii) if Tenant is in default of any of the terms or conditions of this Lease or (iv) if, within thirty (30) days of its receipt of the required financial statements, Landlord determines, in its sole but reasonable discretion, that the financial condition or creditworthiness of Tenant has materially deteriorated since the date hereof.
(e)    [Intentionally omitted.]
(f)    Tenant shall have no further right to extend the Term following the expiration of the Renewal Term.
(g)    Except as set forth in this Article, this Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in effect during the Renewal Term, including, without limitation, Tenant’s obligation to pay Additional Rent and electricity charges as provided in the Lease.
(h)    All notices, mailings and documents to be given, executed and/or delivered by Landlord and/or Tenant hereunder shall be given, executed and/or delivered in accordance with the provisions of Article 15 of this Lease and same must be given within the time periods set forth in this Article, with time being of the essence.

ARTICLE 18 FURNITURE
a.    Tenant’s Furniture Use. From the Commencement Date until the Expiration Date, Tenant may use such furniture (collectively, “Furniture”) which may be then located in the Premises as described on Exhibit G annexed hereto. Tenant acknowledges that Landlord makes no representations or warranties with respect to the condition of the Furniture or as to whether or not any third party has a prior right to or lien in and to the Furniture. Tenant covenants that the Furniture shall be accepted by Tenant in its “as-is” condition on the Commencement Date and shall be returned by Tenant to Landlord in good working order and condition, reasonable wear and tear excepted, on the Expiration Date.

Tenant hereby confirms that:

(i)	Tenant has thoroughly inspected the Furniture;

(ii)	Tenant is satisfied with the physical condition of the Furniture based on
Tenant’s own judgment and expressly disclaims reliance upon any statements, representations, or warranties made by Landlord;

(iii)	The Furniture is clean, functioning, and in good order;

(iv)	The Furniture is Landlord’s personal property; and

(v)	Landlord is not a manufacturer or vendor of all or any of the Furniture.

b.    No Warranty by Landlord. Landlord neither makes nor shall be deemed to have made:
(i)    Any warranty or representation, either express or implied, as to the design or condition of, or as to the quality of the material or workmanship in, or as to the suitability for any purpose of, all or any of the Furniture, or as to the ability of all or any of the Furniture to perform any function;
(ii)    Any warranty of merchantability of all or any of the Furniture for any particular purpose or as to any other matter relating to all or any of the Furniture, it being agreed that all risk of loss, as between Landlord and Tenant, is to be borne by Tenant, and the benefits of any and all implied warranties and representations of Landlord are hereby waived by Tenant; or
(iii)    Any warranty or representation, either express or implied, as to whether or not any third party has a prior right to or lien in and to the Furniture.

c.    Maintenance, Repair of Furniture. Landlord shall at all times during the term of this Lease have no responsibility, and Tenant assumes all responsibility, for the physical condition of the Furniture. Tenant, at its sole expense, shall maintain and repair in a first-class manner the Furniture so as to keep them clean, functioning, and in good order at all times.

d.    Insurance. Tenant, at its sole expense, shall at all times keep the Furniture insured. If any or all of the Furniture is stolen or damaged by fire or other casualty, then Tenant, at its sole expense, shall immediately replace the stolen or damaged item(s) of the Furniture with a new item(s) identical in dimension, weight, color, style, and quality to the stolen or damaged item(s). Any of the Furniture that is replaced in accordance with this Paragraph d. shall constitute part of the “Furniture” for purposes of this Article. Immediately after Tenant replaces one or more items of the Furniture in accordance with this Paragraph d., Tenant shall give Landlord a complete, accurate, and detailed written description of the replacement, together with a color photograph thereof. Tenant acknowledges that, notwithstanding its obligation to insure the Furniture, the Furniture is the personal property of Landlord, not Tenant.

e.    Ownership of Furniture. To evidence Landlord’s continuing ownership of and title to the Furniture, Tenant shall, upon Landlord’s demand, execute and deliver to Landlord any and all confirmatory documents, security agreements, and/or financing statements, in form and content satisfactory and acceptable to Landlord. At no time shall Tenant remove from the Premises all or any of the Furniture. Tenant shall do nothing that will result in a lien, claim, or encumbrance being placed against all or any of the Furniture.

f.    End of Lease. At the expiration or earlier termination of this Lease, whichever comes sooner, all of the Furniture shall be in the Premises and all the Furniture shall be in the physical condition required under this Article.

g.    Transfer of Ownership.

(i) Notwithstanding anything contained to the contrary in this Article, Landlord, upon written notice to Tenant, may at its sole option elect to relinquish Landlord’s ownership interest in, and transfer title to Tenant of, all or any of the Furniture, in which event:

(A) Such item(s) of relinquished Furniture that Landlord has identified to Tenant in writing shall be removed by Tenant from the Premises at Tenant’s sole expense prior to the expiration or earlier termination of the Lease, whichever occurs sooner; and

(B) Tenant, at its sole expense, shall repair any damage to the Premises and Building due to such removal; and

(ii) To effectuate such transfer of title to Tenant from Landlord, Tenant hereby appoints Landlord as Tenant’s duly authorized agent and attorney-in-fact, and delegates to Landlord the unqualified power of attorney to execute any instruments, such as, by way of example, a bill of sale, in the name of Tenant and undertake such measures on behalf of Tenant as Landlord may determine. The foregoing appointment shall be a special power of attorney coupled with an interest and shall be irrevocable. If Landlord transfers title to all or any of the Furniture to Tenant, such relinquished item(s) of the Furniture shall be conveyed in their then “as is” physical condition and state of repair, without warranty from, representation by, or recourse against Landlord.

[Remainder of page left intentionally blank - signatures on following page]

IN WITNESS WHEREOF, intending to be legally bound, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:
KBSIII CROSSPOINT AT VALLEY FORGE TRUST,
a Delaware Statutory Trust

By: KBS Capital Advisors, LLC,
a Delaware limited liability company,
acting as Owner’s Representative

By: /s/ Shannon W. Hill
Name: Shannon W. Hill
Title: Senior Vice President

TENANT:
RADIUS HEALTH, INC.,
a Delaware corporation

By: /s/ David Snow
Name: David Snow
Title: Chief Commercial Officer

EXHIBIT A
PLAN OF PREMISES

EXHIBIT B
LEGAL DESCRIPTION

All that certain condominium Unit C (the "Unit") pursuant to that certain Declaration of Condominium of Valley Forge Office Center, a Condominium, pursuant to the provisions of the Pennsylvania Uniform Condominium Act, 68 Pa. C.S. Section 3101 et seq., dated August 26, 2005, recorded September 1, 2005 in Book 6605 Page 59, as affected by that certain Assignment and Assumption of Special Declarants Rights as set forth in Record Book 6605, Page 163, as further amended by that First Amendment to Declaration to Condominium of Valley Forge Office Center, a Condominium, effective as of June 2, 2011, as set forth in Record Book 8187, page 1937, and as further amended by that Second Amendment to Declaration of Condominium of Valley Forge Office Center, dated March 27, 2013 and recorded in the Register in Deed book 8678, Page 20, and any and all subsequent amendments thereto, as the same may change from time to time (collectively, the "Declaration"), which Unit being situate in the Township of Tredyffrin, Chester County, Commonwealth of Pennsylvania, known as the Valley Forge Office Center, a Condominium (the "Condominium"); together with its appurtenant limited common elements and together with a proportionate undivided interest in the Common Elements of 71.1%.
UPI NO. 43-6E-100.3
BEING the same premises which DIV VALLEY FORGE, Limited Partnership, by Special Warranty Deed dated August 14, 2015 and effective as of August 18, 2015 and recorded August 24, 2015 in the Office of the Recorder of Deeds in and for the County of Chester in Record Book 9168, Page 1524, granted and conveyed unto KBSIII CROSSPOINT AT VALLEY FORGE TRUST.

EXHIBIT C
WORKLETTER

Capitalized terms used herein, unless otherwise defined in this Workletter, shall have the respective meanings assigned to them in the Lease.
For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:
1.Work. Landlord shall cause to be performed the work (the “Work” or “Leasehold Improvements”) in the Premises provided for in the Plans (as defined in Paragraph 2 hereof). Landlord shall proceed diligently to cause the Work to be Substantially Completed (hereinafter defined) on or before the Commencement Date of the Lease, subject to “Tenant Delay” and “Force Majeure Delay” (as such terms are defined in Paragraph 4 hereof).
2.    Plans.
(a)    The final plans and specifications (the “Plans”) for the Leasehold Improvements are attached hereto as Attachment A and incorporated herein. All Leasehold Improvements to be done by Landlord and any installations in the Premises as set forth in the Plans or otherwise shall be done using the Building-standard specifications, materials, finishes and supplies, as set forth on Attachment A-1 attached hereto and incorporated herein.
(b)     The Plans shall be revised, and the Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector. Preparation of the Plans by Landlord’s architect shall in no way be deemed to be a representation that any element therein contained complies with applicable laws, ordinances, regulations or other governmental requirements.
(c)    Landlord, at its sole option, may substitute for items, materials or finishes designated in the Plans other items, materials or finishes of comparable kind and quality.
(d)    Landlord, at its sole option, may also change mechanical plans and specifications where necessary for the installation of air conditioning systems and ductwork, heating, electrical and plumbing and other mechanical plans for the Work; provided that any such changes shall not materially and adversely affect Tenant’s use and occupancy of the Premises for its intended purpose.
3.    Delays in Work. Notwithstanding the date provided in the Lease for the commencement of the Term thereof, Tenant’s obligation to pay Rent thereunder shall not commence until Landlord shall have Substantially Completed all Work to be performed by Landlord as set forth in Paragraph l hereof; provided, however, if Landlord shall be delayed in Substantially Completing said Work for any reason set forth in the following subparagraphs (a) through (i) (“Tenant Delay”) or for any reason set forth in the following subparagraph (j) (“Force Majeure Delay”), then neither the Commencement Date of the Lease nor the payment of Rent thereunder shall be affected or deferred on account of such delay:
(a)    [Intentionally omitted];
(b)    [Intentionally omitted];
(c)    Tenant’s request for or use of unique materials, finishes or installations or construction procedures which are substantially different from that which is standard or customary for the Building or from that shown in any space plan which Tenant has heretofore furnished Landlord, or resulting in the Work required by the Plans (as same may be revised from time to time) taking longer to complete under standard construction procedures (e.g., without use of overtime or additional shifts and without necessitating other measures to expedite long lead time items) than originally projected by Landlord at the execution of this Lease (i.e., when Landlord developed its schedule for construction of the Work without the benefit of the Plans);
(d)    Tenant’s failure to pay for any portion of the Work as and when payable by Tenant hereunder, or Tenant’s failure to respond to Landlord’s submission of Plans to Tenant for its approval or disapproval within the time period described in paragraph 2(a) above;
(e)    [Intentionally omitted];
(f)    Landlord’s determination that base building modifications are necessary in order to accommodate the Work;
(g)    The entry by Tenant or Tenant’s Contractors (as defined in Paragraph 6 below) in or about the Premises or Building;
(h)    [Intentionally omitted];
(i)    any other act, omission or delay by Tenant, its agents or contractors or persons employed by any of such persons delaying Substantial Completion of the Work; or
(j)    any other cause beyond the reasonable control of Landlord, including, without limitation, strikes, lockouts, labor trouble, disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties and acts of God.
4.    Completion -- Punch List.
(a)    When Landlord’s architect considers the Work to be Substantially Complete or about to be Substantially Completed in accordance with the provisions of subparagraph (d) below, Landlord shall notify Tenant as to the date or anticipated date of Substantial Completion and of a reasonable time and date for inspection of the Work. If such time and date for inspection are not reasonably acceptable to Tenant, Landlord and Tenant shall mutually agree upon another time and date, provided that Tenant shall not unreasonably delay such inspection. Tenant agrees to inspect the Premises at such time and on such date and to execute at the time of such inspection Landlord’s form of inspection report which shall be prepared by Landlord’s architect and shall list items designated by said architect as not yet completed and any additional items which Landlord and Tenant, in good faith, agree are not yet completed (said list is hereinafter referred to as a “Punch List”). If Tenant does not appear for inspection on the date designated or agreed upon, Tenant shall be deemed to have accepted the Premises as Substantially Completed and Landlord or its representative may execute such Punch List on behalf of both Landlord and Tenant. In the event of any dispute as to whether or not Landlord has Substantially Completed the Work, the decision of Landlord’s architect, made in accordance with the provisions of subparagraph (d) below, shall be final and binding on the parties. Tenant agrees that, at the request of Landlord from time to time after the initial inspection, Tenant shall initial such Punch List or execute revised Punch Lists to reflect completion or partial completion of prior Punch List items.
(b)    At any time after Substantial Completion of the Work, Landlord may enter the Premises to complete Punch List items, and such entry by Landlord or its agents, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease, or impose any other liability upon Landlord or its agents, employees or contractors.
(c)    Notwithstanding any provisions to the contrary contained in this Workletter, if the Premises or any part thereof are used or occupied for construction, installation of equipment or personal property or for any other purpose by the Tenant or Tenant’s agents, contractors or employees prior to Substantial Completion, it is agreed that the Work affecting said Premises shall then be deemed accepted by Tenant “as is” and Landlord shall have no obligation to complete any incomplete items; provided, however, that at the request of either party hereunder, Landlord and Tenant, acting reasonably, shall prepare a Punch List prior to such occupancy showing incomplete items to be completed by Landlord. Notwithstanding the foregoing, no such use or occupancy prior to Substantial Completion shall be permitted without Landlord’s consent, in Landlord’s sole discretion.
(d)     The Leasehold Improvements shall be deemed “Substantially Completed” or “Substantially Complete” when Landlord's contractor or architect certifies to Landlord and Tenant in writing that: (a) the Leasehold Improvements have been completed in accordance with the Plans, subject only to normal punchlist items; and (b) Landlord, on behalf of Tenant, has obtained a temporary certificate of occupancy from Tredyffrin Township permitting the lawful use and occupancy of the Premises for the purposes specified in this Lease; provided, however, that if Landlord is unable to obtain such certificate of occupancy (or its reasonable equivalent) by virtue of the fact that Tenant has not yet completed the installation of its Tenant’s Systems (defined hereinafter), the Leasehold Improvements shall be deemed Substantially Complete upon the certification of Landlord's architect or contractor as stated in subsection (a) above, notwithstanding anything to the contrary in the foregoing. The Leasehold Improvements shall be deemed to be Substantially Complete on the date on which the Work would have been Substantially Complete but for Tenant Delay or Force Majeure Delay or on such earlier date as the Work shall be deemed to be Substantially Complete pursuant to Paragraph 4(c) above.
5.    Access by Tenant Prior to Commencement of Term.
(a)    (i) Landlord, at Landlord’s sole discretion, may permit Tenant and Tenant’s agents, suppliers, contractors, subcontractors and workmen (collectively, “Tenant’s Contractors”), who have been approved by Landlord as hereinafter provided, to enter the Premises prior to the Commencement Date to enable Tenant to install its telephone and computer cabling and carpeting or do such other things as may be required by Tenant to make the Premises ready for Tenant’s occupancy. Any such entry or access by Tenant or Tenant’s Contractors and any work which may be performed in the Premises in connection therewith shall be subject to all of the applicable terms and conditions of this Workletter and the Lease, including, without limitation, Articles 8 and 9 of the Lease.
(ii) Tenant’s Systems. Tenant, at its sole expense, shall design, install, construct and maintain Tenant's data, telephone, audio-visual, internet and video systems ("Tenant's Communications Systems") and Tenant's furniture systems (collectively, the "Tenant's Systems") within the Premises and the related wiring within the Building necessary for the operation thereof. Tenant's Systems shall not be included in the Leasehold Improvements. Landlord may permit Tenant and its agents, architects, engineers, space planners, contractors, subcontractors, suppliers and materialmen to have access to the Premises and the Building (at the sole risk of such parties and without liability to Landlord) for such purposes subject to the terms and conditions of this Article 5 of the Workletter and other provisions of the Lease. The design, plans and specifications for the wiring, cabling and equipment for Tenant's Communication System, and its locations and connections from within the Premises to the Building risers, conduits and systems shall be subject to Landlord's prior review and approval. Tenant shall provide Landlord with reasonable prior written notice of any construction work relating to Tenant's Systems that involves any Building systems, and all such work shall be coordinated with Landlord and subject to Landlord supervision.
(b)    Tenant shall notify Landlord of the identity of Tenant’s Contractors not less than five (5) days prior to the initial entry into the Premises by any such Tenant’s Contractors, and Landlord shall have the right to approve or disapprove any of Tenant’s Contractors.
(c)    Tenant agrees that if permission is granted Tenant for early entry under this Paragraph, then (i) Tenant and Tenant’s Contractors and their activities in the Premises and Building will not interfere with or delay the completion of the Work to be done by Landlord and will not interfere with other construction by Landlord, its contractors and subcontractors and their agents and employees or occupants of the Building and their contractors in or about the Premises or Building, and (ii) Landlord, its contractors and subcontractors and their agents and employees shall have priority over Tenant and Tenant’s

Contractors in performing work within the Premises or Building, including, without limitation, the use of hoists and elevators.
(d)    Landlord shall have the right to withdraw its early occupancy permission given under this Paragraph 6 upon written or oral notice to Tenant if Landlord determines that any interference or delay has been or may be caused. Tenant agrees that any such entry into the Premises shall be at Tenant’s own risk and Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of the Tenant’s property or installations made in the Premises.
(e)    Tenant shall promptly pay to each of Tenant’s Contractors when due the cost of all Work done by such Tenant’s Contractor and, if required by Landlord, shall deliver to Landlord evidence of payment to each such party, together with contractors’ affidavits, partial and full and final waivers of all liens for labor, service or materials and such other documents as Landlord may request.
(f)    Any work performed by Tenant or Tenant’s Contractors shall be done in a first‑class workmanlike manner using only first‑class grades of materials and shall comply with all of Landlord’s rules and requirements and all applicable laws, ordinances, rules and regulations of governmental departments or agencies.
(g)    Any work done by Tenant or Tenant’s Contractors will be scheduled and coordinated through Landlord and shall be performed under the supervision and control of Landlord to the extent Landlord determines to be necessary.
(h)    Tenant agrees to protect, defend, indemnify and save harmless Landlord and its officers, directors, partners, members, managers, employees and agents from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or Tenant’s Contractors in or about the Premises or Building, including, without limitation, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors. In addition, prior to the initial entry into the Building or the Premises by Tenant or any of Tenant’s Contractors, Tenant shall furnish Landlord, at Tenant’s sole cost, with policies of insurance required by the Lease and with any additional insurance covering Landlord and its officers, directors, partners, members, managers, employees and agents as insured parties, with such coverages and in such amounts as Landlord may then require, in order to insure Landlord and its officers, directors, partners, employees or agents against loss or liability for injury or death or damage to property arising out of or connected with any activities of Tenant or Tenant’s Contractors. Tenant acknowledges that the foregoing indemnity shall be in addition to the insurance requirements set forth herein and shall not be in discharge of or in substitution for same.
(i)    Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to be attached to or be placed upon Landlord’s title or interest in the Premises, Building or underlying land, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed upon the Premises, Building or land with respect to work or service claimed to have been performed for, or materials claimed to have been furnished to, Tenant or the Premises by Tenant’s Contractors, and in case of any such lien attaching, Tenant covenants and agrees to cause it to be promptly released and removed of record. In the event that such lien is not promptly released and removed within thirty (30) days after such lien, or notice thereof, is filed, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including attorneys’ fees) incurred by Landlord in connection with such lien.
6.    Waiver of Claims. Tenant hereby waives all claims by the Tenant except those arising from Landlord’s failure to complete in due course the incomplete items, if any, described on the Punch List. THE FOREGOING CONSTITUTES LANDLORD’S ONLY WARRANTY. ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.
7.    Changes in the Work.
(a)    Landlord or its contractor may make minor changes in the Work arising during the construction process not inconsistent with the intent hereof.
(b)    [Intentionally omitted].
8.    Miscellaneous.
(a)    The Work shall be done by Landlord, or its designees, contractors or subcontractors, in accordance with the terms, conditions and provisions herein contained.
(b)    Except as herein expressly set forth or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any other work with respect to the Premises including, but not limited to, the installation of Tenant’s telephone, data and communications equipment installation, which shall be Tenant’s sole responsibility. Any other work in the Premises which Tenant may be permitted by Landlord to perform prior to the Commencement Date shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease, and the terms and provisions of Paragraph 6 of this Workletter and such other requirements as Landlord deems necessary or desirable. Any additional work or alterations to the Premises desired by Tenant after the Commencement Date of the Lease shall be subject to the provisions of the Lease.
(c)    If the Plans for the Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets as Additional Rent on demand.

(d)    Landlord is entitled to all available investment tax credits, if any, for Work paid for and property acquired by Landlord pursuant to the Lease and this Workletter. Nothing in the Lease or this Workletter shall be construed as an agreement by Landlord to pass any investment tax credits through to Tenant.
(e)    Time is of the essence of this Workletter.
(f)    This Workletter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.
(g)    Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant’s failure to perform its obligations hereunder shall also constitute a Default under the Lease, and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder. Notices under this Workletter shall be given in the same manner as under the Lease.
(h)    The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord’s interest in the Building.
9.    Tenant Cooperation. Tenant shall fully cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management, and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council. All carbon tax credits and similar credits, offsets and deductions are the sole and exclusive property of Landlord.

ATTACHMENT A
WORK PLANS

ATTACHMENT A-1

BUILDING STANDARD SPECIFICATIONS

EXHIBIT D
CLEANING SPECIFICATIONS
TENANT AREAS

A.    DAILY ON BUSINESS DAYS
1.    Empty all waste receptacles and remove waste material from the premises: change waste basket liners as necessary.
2.    Sweep all uncarpeted areas.
3.    Vacuum carpeting and rugs in all traffic and main areas.
4.    Spot clean glass on tenant entrance doors.
5.    Wipe all counter tops, sinks, and table tops.
6.    Upon completion of cleaning all lights will be turned off, doors locked, and alarms engaged if applicable, leaving the premises in an orderly condition.
7.    Spot clean carpets, rugs and V.C.T.
B.    WEEKLY
1.    Mop all uncarpeted areas.
2.    Hand dust and wipe clean horizontal surfaces, including furniture, window sills, door ledges, chair rails and counter tops, within normal reach and free of personal belongings, paperwork, etc.
3.    Wash all glass at tenant entrance doors and sidelights.
C.    QUARTERLY
1.    Render high dusting not reached in nightly cleaning to include:
a.    dusting of all pictures, frames, and charts
b.    dusting of all ventilating and air conditioning louvers and grills
c.    dusting of all Venetian blinds, hangings

2.    Spot clean smears and smudges on walls, doors, frames, kick and push plates, handles and light switches.
D.    YEARLY
1.    Window washing of both sides of exterior glass.
LAVATORIES
A.    DAILY ON BUSINESS DAYS
1.    Sweep wash and rinse all floors thoroughly, using a disinfectant.
2.    Wash all basins, bowls, urinals, and shower stalls.
3.    Empty and clean paper towel and sanitary disposal receptacles. Replace liners back into receptacles. All liners to be provided by landlord.
4.    Refill tissue holders, soap dispensers, towel dispensers and sanitary dispensers. Materials are to be furnished by the landlord.
5.    A non-acidic sanitizing solution will be used in all lavatory cleaning.
6.    Wash and polish all mirrors, powder shelves, brightwork, flushometers, piping and toilet seat hinges, etc.
7.    Wash both sides of all toilet seats.
8.    Remove waste paper and refuse to designated areas on the premises.
B.    WEEKLY
1.    Wash all partitions and walls.
2.    Clean all air vents.
3.    Wipe down all high light fixtures.
4.    Check and refill, if necessary, all automatic deodorizing equipment.
C.    QUARTERLY
1.    Machine scrub floors.
ELEVATORS
A.    DAILY ON BUSINESS DAYS

1.    Clean interior walls, doors, and bright work, including ceiling.
2.    Vacuum floors.
3.    Clean door sills or tracks.
4.    Clean exterior elevator doors, and frames.
LOBBIES AND BUILDING COMMON AREAS
A.    DAILY ON BUSINESS DAYS
1.    Empty all waste baskets and change liners, empty exterior cigarette urns and ash trays.    Remove waste material from premises.
2.    Vacuum rugs, mats and carpeted areas.
3.    Inspect carpet for spots and stains, removing where possible.
4.    Spot clean all interior glass in partitions and doors.
5.    Clean and sanitize drinking fountains.
6.    Damp mop lobby floor.
7.    Clean entrance glass doors on lobby floor both sides.
8.    Hand dust and wipe clean with treated cloths all furniture, window sills, railings, tenant directories and planters.
9.    Spot clean by damp wiping fingerprints, smears, smudges on walls, doors and frames.
10.    Clean any and all metal work surrounding building entrance doors.
B.    WEEKLY
1.    Dust all artwork.
2.    Dust air vents.
C.    MONTHLY
1.    Dust above hand height all surfaces, including light fixtures within reach of a step ladder.
2.    Dust all air grills and/or heating units.

3.    Dust fire extinguishers and hose cabinets.
D.    QUARTERLY
1.    Strip and wax all resilient floors.
2.    Shampoo all common area carpeting.
3.    Machine scrub granite lobby floor.
MISCELLANEOUS
A.    DAILY
1.    Report all maintenance deficiencies to building management i.e., inoperable light fixture, plumbing problems, roof leaks, etc.
B.    WEEKLY
1.    Sweep, mop, or vacuum secondary stairs.
2.    Check supplies and order as necessary.
C.    MONTHLY
1.    Inspect and clean all utility closets.
2.    Shampoo elevator carpets, more frequently if necessary.
Should a tenant desire the cleaning contractor to do other than those duties specified herein, i.e. leave lights on, leave doors open, leave alarms off, don't vacuum, etc., the tenant must request this from building management who will instruct cleaning contractor on the following business day. Cleaning Specifications assumes typical 1st class office space layout and an occupancy load no greater than 1 person per 250 usable square feet. Higher density areas are subject to additional charge. Areas within tenant demised premises such as pantries, cafeterias, locker/fitness rooms, and computer/IT rooms, are considered specialty areas and are subject to additional charges.
END CLEANING SPECIFICATIONS

EXHIBIT E
RULES AND REGULATIONS
1.    Use of Common Areas. Tenant's use of the Common Areas shall be limited to access and parking purposes. Under no circumstances shall Tenant be permitted to store any goods or equipment, conduct any operations or construct or place any improvements, barriers or obstructions in the Common Areas, or otherwise adversely affect the appearance thereof. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, lobbies and stairways of the Building, and tenants shall not use any of the same for any purpose other than for ingress to and egress from their respective Premises. Tenant shall not store any property outside the Premises.
2.    Parking Vehicles. Tenant shall comply with such rules and regulations governing parking as may be promulgated from time to time by Landlord, including, without limitation, rules and regulations requiring the parking of vehicles in designated spaces or areas or regarding the exclusion of other spaces or areas. Tenant shall not store vehicles for extended periods of time in either the parking garage or lot.
3.    Building Security. All persons entering and/or leaving the Building may be required to sign a register. Landlord will notify each tenant if Landlord elects to institute a pass system outside of Normal Business Hours. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Property who possess a pass issued to Tenant. Landlord reserves the right to exclude from the Property all persons who do not present a pass to the Property issued by Landlord. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.
4.    Building Personnel. The requirements of Tenant will be attended to only upon application at or call to the management office of the Property. Property personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.
5.    Building Deliveries. During the moving or delivery of receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other item, Tenant shall use and shall cause its employees and contractors and any others making deliveries to the Premises or dispatch from the Premises to use hand trucks equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require. Hand trucks shall not be used in passenger elevators, and passenger elevators shall not be used for moving, delivery or receipt of the aforementioned articles. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.
6.    Moving Restrictions. All freight, furniture, trade fixtures and personal property must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord, and only during such hours and in such elevators as Landlord may reasonably determine from time to time. Movement in and out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or material which requires the use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to the hours designated by Landlord from time to time. All such movement shall be as approved by Landlord in a pre-arranged manner to be agreed upon between Tenant and Landlord. Such pre-arrangement shall include the time, method, and routing of movement. Tenant expressly assumes all risk or damage to any and all articles moved, as well as injury to any person or persons and equipment, property and personnel of Landlord.
7.    Right to Inspect. The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed; however, the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall not be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule or the following Rule.
8.    Floor Load. Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably impose the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations.
9.    Signage. No sign or signs shall be allowed in any form on the exterior of the Building or on any window or windows inside or outside of the Building. No sign or signs, except in uniform location and uniform style, fixed by Landlord, will be permitted in the public corridors or on corridor doors or entrance to Tenant's space. All signs shall be constructed by

Landlord at the rate fixed by Landlord from time to time. Tenant will be billed and pay for such service upon demand. Prior written consent from Landlord for any such Tenant sign or signs is required.
10.    Advertising. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Building without the prior written consent of Landlord. The Landlord shall have the right to prohibit any advertising by any Tenant, which, in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices for financial, insurance and other institutions and businesses of like nature, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not use the name of the Property for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Property in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without being liable to Tenant therefor.
11.    No Interference with Building Services. Tenant shall not take or permit any action which would impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by occasion or discomfort, annoyance or inconvenience to, Landlord or any other tenants or occupants of the Building. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system and if requested by Landlord shall lower and close drapes and curtains when the sun's rays fall directly on the windows of the Premises. The Landlord or his agent should be notified at once of any trouble with heating, lighting or plumbing fixtures.
12.    Tenant's Contractors. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service for Tenant to Landlord for Landlord's approval before performance of any such contractual services. This shall apply to all work performed in the Building including the installation of telephones, telegraph equipment, electrical services and attachments, and the installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. None of this work will be done by Tenant without Landlord's prior written approval.
13.    Tenant Locks and Premises Security. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant, at its sole expense, may install a card key system, which must be in full compliance with all other provisions of the Lease, and Tenant will provide Landlord with all access cards necessary to fully exercise all of its entry rights under the Lease with respect to the Premises. Tenant must lock all of its doors to the Premises at the end of its business hours. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and rest rooms either furnished to or otherwise procured by Tenant and, in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

14.    No Obstructions. The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air into the halls, passageways or other public places in the Property shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Property. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be fluorescent, of a quality, type, design, bulb color, size and general appearance approved by Landlord.
15.    No Alterations. Tenant shall not change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises or of the Building in which the same are located, or any part thereof. Tenant shall not install any awnings or curtains, blinds, shades or screens in, on or outside the Premises which are visible to public view outside the Premises.
16.    Fire Hazards. Neither Tenant nor any of Tenant Parties shall at any time bring or keep upon the Premises or in the Building or the Property any flammable, combustible or explosive fluid, chemical or substance. Tenant shall not place, install or operate in the Premises or in any part of the Building, any engine, stove or machinery. Tenant shall not conduct mechanical operations, cook or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other flammable, explosive or hazardous material. Tenant may use microwave ovens, coffee makers and refrigerators within the Premises.
17.    Waste Handling and Disposal. Tenant agrees to handle and dispose of all rubbish, garbage, and waste from Tenant's operations in accordance with regulations established by Landlord, and Tenant shall comply with Landlord's recycling programs. Tenant shall not permit the accumulation or burning of any rubbish or garbage in or about any part of the Building. Any permitted corrosive, flammable or other special wastes shall be handled for disposal as directed by Landlord and strictly in accordance with all applicable law.
18.    Wiring and Cabling. Landlord will direct Tenant as to where and how telephone, video, telecommunications, internet and data wiring and cabling are to be placed in the Building and Premises. Tenant shall not paint, mark, drill into or in any way deface the walls, ceilings, partitions, floors, woodwork, stonework or ironwork or any part of the Premises, the Building or the Property. No boring or cutting shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.
19.    Roof Access. Neither Tenant nor the employees or invitees of Tenant shall access the roof of the Building or any of the mechanical, telephone, telecommunication or equipment rooms in the Building.
20.    Vending Machines. Tenant agrees not to install food or drink, vending machines or any other food service equipment except for servicing Tenant's employees only and not for sale or use by or to the general public.

21.    Permits. If any governmental license or permit shall be required for the property and lawful conduct of Tenant's business in the Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit, and failure to procure and maintain same by Tenant shall not affect Tenant's obligations hereunder.
22.    Plumbing System. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, garbage or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors, or licensees shall have caused the same.
23.    Electrical Systems. Tenant shall not install, operate or maintain in the Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as determined by Landlord in light of the overall system and requirements therefor in the Building, or which does not bear underwriters' approval. No air-conditioning unit or system, generator or other apparatus shall be installed or used without Landlord's prior written consent.
24.    Cleaning Services. Tenant shall not permit window-cleaning or other exterior maintenance and janitorial services in and for the Premises to be performed except by such person(s) as shall be approved by Landlord and except during reasonable hours designated for such purposes by Landlord.
25.    Pest Extermination Expenses. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors, or licensees, Tenant shall forthwith, at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.
26.    Third Party Services. Tenant shall not purchase spring water, towels, janitorial, maintenance or other like services from any company or persons not reasonably approved by Landlord. Landlord shall approve a sufficient number of sources of such service to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Property.
27.    Union Labor. Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of Landlord or with the terms and conditions of any collective bargaining agreement to which Landlord or Landlord's agents or contractors may be a party.

28.    Animals. Tenant shall not bring in, keep or permit to be brought in or kept, any animals, fish or birds at the Premises or the Building, nor shall Tenant install any aquarium or similar water-containing device at the Premises.
29.    Bicycles. Tenant shall not permit any bicycles, motorcycles, mopeds or other vehicles to be brought in or kept in or about the Premises or the Building. All bicycles and other motorized vehicles shall be parked in areas designated by Landlord at the Building.
30.    Lost Property. Landlord will not be responsible for any lost or stolen property, equipment, money or jewelry from the Premises or public rooms regardless of whether such loss occurs when the item is locked against entry.
31.    Noise. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or interfere with occupants of the Property or neighboring buildings or premises or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.
32.    No Soliciting. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.
33.    Prohibited Uses. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office that is not generally consistent with the character and nature of an ordinary desk-type office. Tenant shall not permit any portion of the Premises to be used (a) as an office for a public stenographer or public typist, or (b) for sale to the general public of beer, wine, liquor, or drugs; (c) for rendition of medical, dental or other diagnostic or therapeutic services; (d) as a barber, beauty or manicure shop; (e) as an employment agency or labor office; (f) as a dance or music studio or as a school; (g) as a radio or television or recording studio, theater or exhibition hall; (h) as a restaurant or bar; (i) for lodging, sleeping or any immoral purpose; (j) for the preparation, dispensing or consumption of food and beverages; (k) for manufacturing, for the storage or warehousing of merchandise; (l) for sale at retail or auction of merchandise, goods or property of any kind, except for promotional purposes, or (m) for manufacturing, printing or electronic data processing, except for the operation of normal business office reproducing or printing equipment and other business machines for Tenant's own requirements at the Premises; provided, that, such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Premises.
34.    Additional Rules. Landlord reserves the right to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the safety, care and cleanliness of the Premises or the Building, or the Property, and for the preservation of good order therein. Any such other or further rules and regulations shall be binding upon Tenant with the same force and effect as if they had been inserted herein at the time of the execution hereof.

EXHIBIT F
SECRETARY’S CERTIFICATE

SECRETARY'S CERTIFICATE

I, __________________________, Secretary of RADIUS HEALTH, INC., a Delaware corporation (the "Corporation"), hereby certify that ______________________, as ______________of the Corporation has authority to execute and deliver to KBSIII CROSSPOINT AT VALLEY FORGE TRUST the Lease related to the building located at, known as and numbered 550 E. Swedesford Road, Wayne, Pennsylvania, a copy of which Lease is attached hereto and made a part hereof on behalf of the Corporation, and that all requisite corporate action was taken on behalf of the Corporation to approve said Lease.
Witness my signature on this ____ day of ____________, 2017.

RADIUS HEALTH, INC.,
a Delaware corporation

By:___________________________
                        Name:
                        Title: Secretary

EXHIBIT G
FURNITURE